      As filed with the Securities and Exchange Commission on July 20, 2005

============================================================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Nevada                              NeoGenomics, Inc.                          74-2897368
(State or Other Jurisdiction of            (Name of Registrant in Our                    (I.R.S. Employer
        Incorporation                              Charter)                             Indentification No.)
       or Organization)

                                                                                          Robert P Gasparini
   12701 Commonwealth Drive, Suite 9                                               12701 Commonwealth Drive, Suite 9
     Fort Myers, Florida 33913                                                       Fort Myers, Florida 33913
          (239) 768-0600                               8731                               (239) 768-0600
(Address and telephone number of Principal     (Primary Standard Industrial        (Name, address and telephone number
Executive Offices and Principal Place of       Classification Code Number)               of agent for service)
            Business)

                                 With a copy to:
                             Clayton E. Parker, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                            Telephone: (305) 539-3300
                           Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box. |X|
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. |_|
        If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                           Proposed Maximum
                                                                          Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of                    Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered                   Registered          Per Share (1)      Price (1)           Fee

Common Stock, par value $0.001 per share            10,000,000 shares (2)       $0.40         $4,000,000         $471.00

TOTAL                                               10,000,000 shares (2)       $0.40         $4,000,000         $471.00
============================================================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.
(2) Of these shares, 4,265,185 shares are being registered pursuant to private placement transactions, 325,649 are being registered under warrants,
    5,000,000 are being registered under the Standby Equity Distribution
    Agreement, 381,888 shares were received as a commitment fee under the
    Standby Equity Distribution Agreement, and 27,278 shares were received as a placement agent fee.
                              ___________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                       --

                                   PROSPECTUS

                                NEOGENOMICS, INC.
                        10,000,000 shares of Common Stock

        This prospectus relates to the sale of up to 10,000,000 shares of
NeoGenomics, Inc. (referred to individually as the "Parent Company" or, collectively with all of its subsidiaries, as the "Company") common stock by certain persons who are stockholders of the Company. The selling stockholders consist of:

o       Selling stockholders, who intend to sell up to 4,274,394 shares of common stock previously issued by the Company in private placements.

o       Other selling stockholders, who may sell up to 316,440 shares of common stock underlying previously issued warrants.

o       Cornell Capital Partners, LP ("Cornell Capital Partners"), which intends to sell up to 5,381,888 shares of common stock, 5,000,000 of which are under the Standby Equity Distribution Agreement and 381,888 were received from the Company on June 6, 2005 as a commitment fee in the amount of $140,000 under the Standby Equity Distribution Agreement

o       Spartan Securities Group, Ltd., which intends to sell up to 27,278 shares of common stock issued as a placement agent fee on June 6, 2005, under the
Standby Equity Distribution Agreement.

        Please refer to "Selling Stockholders" beginning on page 14.

        The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by the Company. All costs associated with this registration will be borne by us.

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 15, 2005, the last reported sale price of our common stock was $0.40 per share. Our common stock is quoted on the
Over-the-Counter Bulletin Board under the symbol "NGMN.OB." These prices will fluctuate based on the demand for the shares of common stock.

        Cornell Capital Partners is an "underwriter" within the meaning of the
Securities Act of 1933 in connection with the sale of common stock under the
Standby Equity Distribution Agreement. Cornell Capital Partners will pay the
Company 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners will retain 5%
of each advance under the Standby Equity Distribution Agreement. Cornell Capital
Partners also received a commitment fee in the form of 381,888 shares of common stock in the amount of $140,000 on June 6, 2005 under the Standby Equity
Distribution Agreement and will receive an additional $50,000 commitment fee on the earlier of (i) June 6, 2006, or (ii) the date the Company receives advances under the Standby Equity Distribution Agreement in an amount greater than or equal to $2,500,000. The Company issued a promissory note to Cornell Capital
Partners for such additional commitment fee, which is cancelable in the event the Company terminates the Standby Equity Distribution Agreement prior to such promissory note becoming due. The 2% discount, the 5% retainage fee, commitment fee shares and commitment fee promissory note are underwriting discounts payable to Cornell Capital Partners.

        The Company engaged Spartan Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity
Distribution Agreement. Spartan Securities Group, Ltd. was paid a fee of $10,000 by the issuance of 27,278 shares of the Company's common stock on June 6, 2005 under the Standby Equity Distribution Agreement.

        Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

        These securities are speculative and involve a high degree of risk.

        Please refer to "Risk Factors" beginning on page 5.

                                       --

        The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        With the exception of Cornell Capital Partners, which is an "underwriter"
within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange
Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is July 15, 2005.

                                       --

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER

EXHIBIT 5.1.................................................................5.1-1
EXHIBIT 23.2................................................................23.2-1

                                       --

                               PROSPECTUS SUMMARY

        The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                  Our Company

General

        NeoGenomics, Inc., a Nevada corporation (referred to individually as the
"Parent Company" or, collectively with all of its subsidiaries, as the
"Company"), was originally incorporated as American Communications, Enterprises,
Inc. in October 1998. In November 2001, following a reverse acquisition of
NeoGenomics, Inc, a Florida corporation (referred to as "NeoGenomics" or the
"Operating Subsidiary"), the Parent Company changed its name to NeoGenomics,
Inc. as well.

        The Company operates a medical testing laboratory and research facility based in Fort Myers, Florida that is targeting the rapidly growing genetic and molecular testing segment of the medical laboratory market. Our business plan features two concurrent objectives:

        1. Development of a clinical laboratory to offer cytogenetics, flouresence in-situ hybridization, Flow Cytometry and molecular biology testing services;
and

        2. Development of a research laboratory to offer sponsored research services to other companies that are seeking to develop genomic products that will determine the genetic basis for female and neonatal diseases, cancers and other forms of disease.

        NeoGenomics' vision is to merge a high-end genetics and molecular testing laboratory with ongoing research activities to help bridge the gap between clinical medicine and genomic research. We believe that this combination could allow the Company to speed the process of discovery and innovation and develop new advanced testing methods to identify the genetic and molecular causes of disease. Over the last 5 years, advances in technology and genetic research, including the complete sequencing of the human genome, have made possible a whole new set of tools to diagnose and treat diseases. This has opened up an opportunity for laboratory companies that are positioned to address this growing market segment.

        We believe genetic/molecular testing is the newest and fastest growing subset of the laboratory market. Genetic testing or "cytogenetics" involves analyzing chromosomes taken from the nucleus of cells and looking for abnormalities in a process called karyotyping. A karyotype evaluates the entire
46 human chromosomes by number and banding patterns to identify abnormalities associated with disease. Examples of cytogenetic testing include bone marrow testing to diagnose various types of leukemia and lymphoma, and amniocentesis testing of pregnant women to diagnose genetic anomalies such as Down syndrome in a fetus. Molecular biology involves testing for even more specific causes of diseases based on very small alterations in cellular biology and DNA. Examples of common molecular biology testing include screening for paternity, cystic fibrosis or Tay-Sachs disease.

About Us

        Our principal executive offices are located at 12701 Commonwealth Drive,
Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600.

                                  THE OFFERING

        This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

o       Selling stockholders, who intend to sell up to 4,265,185 shares of common stock previously issued by the Company in private placements.

o       Other selling stockholders, who may sell up to 325,649 shares of common stock underlying previously issued warrants.

o       Cornell Capital Partners, LP ("Cornell Capital Partners"), which intends to sell up to 5,381,888 shares of common stock, 5,000,000 of which are under the Standby Equity Distribution Agreement and 381,888 were received from the Company on June 6, 2005 as a commitment fee in the amount of $140,000 under the Standby Equity Distribution Agreement

o       Spartan Securities Group, Ltd., which intends to sell up to 27,278 shares of common stock issued as a placement agent fee on June 6, 2005, under the
Standby Equity Distribution Agreement.

        The commitment amount of the Standby Equity Distribution Agreement is $5.0 million. At an assumed price of $0.49 per share, the Company would be able to receive gross proceeds of $2,450,000 using the 5,000,000 shares being registered in this registration statement under the Standby Equity Distribution Agreement.
The Company would be required to register 5,204,082 additional shares at this assumed price to obtain the entire $5 million available under the Standby Equity
Distribution Agreement.

        Pursuant to the Standby Equity Distribution Agreement, we may, at our
discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5.0 million. The amount of each advance is subject to a maximum advance amount of $750,000, and we may not submit any advance within five trading days of a prior advance. Cornell Capital
Partners will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date. For each advance made by the
Company, Cornell Capital Partners shall retain 5% of the gross proceeds of such advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 381,888 shares of common stock in the amount of $140,000 on
June 6, 2005 under the Standby Equity Distribution Agreement and will receive an additional $50,000 commitment fee on the earlier of (i) June 6, 2006, or (ii)
the date the Company receives advances under the Standby Equity Distribution
Agreement in an amount greater than or equal to $2,500,000. The Company issued a promissory note to Cornell Capital Partners for such additional commitment fee, which is cancelable in the event the Company terminates the Standby Equity
Distribution Agreement prior to such promissory note becoming due. Cornell
Capital Partners intends to sell any shares purchased under the Standby Equity
Distribution Agreement at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the
Standby Equity Distribution Agreement.

        There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.50 per share and 25%, 50% and 75% discounts to the recent price.

Net Cash To the Company:

  Market Price:                     $0.5000          $0.5000          $0.5000           $0.5000
  Purchase Price:                   $0.4900          $0.3675          $0.2450           $0.1225
  No. of Shares(1):               5,000,000        5,000,000        5,000,000         5,000,000
  Total Outstanding (2):         27,498,252       27,498,252       27,498,252        27,498,252
  Percent Outstanding (5):           18.18%           18.18%           18.18%            18.18%
  Net Cash to the Company(6):    $2,242,500       $1,660,625       $1,078,750          $496,875

(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell
    Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity
    Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in estimated offering expenses and does not take into consideration the value of the 381,888 shares of common stock issued to Cornell Capital Partners as a commitment fee and the additional commitment fee in the form of a $50,000 promissory, which may be received in the future.
(5) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(6) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in estimated offering expenses and does not take into consideration the value of the 381,888 shares of common stock issued to Cornell Capital Partners as a commitment fee and the additional commitment fee of $50,000, which may become due and payable in the future.

Number of Shares To Be Issued:

  Market Price:                   $0.5000           $0.5000          $0.5000               $0.5000
  Purchase Price:                 $0.4900           $0.3675          $0.2450               $0.1225
  No. of Shares(1)(2):         10,204,082        13,605,443       20,408,164            40,816,327
  Total Outstanding (3):       32,702,334        36,103,695       42,906,416         63,314,579(4)
  Percent Outstanding (5):         31.20%            37.68%           47.56%                64.47%
  Net Cash to the Company(6):  $4,665,000        $4,665,000       $4,665,000            $4,665,000

(1) We are only registering 5,000,000 shares of common stock under this prospectus. We will need to register additional shares of common stock to obtain the entire $5 million available under the Standby Equity
    Distribution Agreement at these stated purchase prices.
(2) Represents that total number of shares of common stock which would need to be issued at the stated purchase price to receive the entire $5.0 million available under the Standby Equity Distribution Agreement.
(3) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity
    Distribution Agreement.
(4) The Company's current Articles of Incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock.
(5) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(6) Net cash equals the gross proceeds minus the 5% retainage and $85,000 in estimated offering expenses and does not take into consideration the value of the 381,888 shares of common stock issued to Cornell Capital Partners as a commitment fee and the additional commitment fee of $50,000, which may become due and payable in the future.

Common Stock Offered                                  10,000,000 shares by selling stockholders

Offering Price                                        Market price

Common Stock Outstanding Before the Offering(1)       22,498,252 shares as of July 15, 2005

Use of Proceeds                                       We will not  receive any  proceeds  of the shares  offered by the selling  stockholders.  Any  proceeds we receive from the sale of common  stock under the Standby  Equity  Distribution
                                                      Agreement  to  Cornell  Capital  Partners  will be  used  for general working capital purposes.  See "Use of Proceeds."

Risk Factors                                          The  securities  offered hereby involve a high degree of risk and immediate  substantial  dilution.  See "Risk Factors" and
                                                      "Dilution."

Over-the-Counter Bulletin Board Symbol                NGNM.OB
_____________________

1       Excludes up to 5,000,000 shares of common stock to be issued under the
        Standby Equity Distribution Agreement, 2,825,649 shares of common stock upon the exercise of warrants and up to 1,585,000 shares of common stock upon the exercise of options and stock awards.

                                       7

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The Summary Consolidated Financial Information set forth below is unaudited and was excerpted from the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2005, as filed with the SEC.

                                                        For the Three-Months Ended
                                                                 March 31,
                                                          2005                2004
Statement of Operation Data:
Revenue                                             $     230,192       $     178,863
Cost of Revenue                                           176,838             145,986
Gross Profit                                               53,354              32,877

Total other operating expenses                            268,528             202,486
Net Income (Loss)                                   $    (215,174)      $    (169,609)
                                                    ==============      ==============

Net Income (Loss) Per Share - Basic and Diluted     $       (0.01)      $       (0.01)
Weighted Average Number of Shares Outstanding
  - Basic and Diluted                                  21,744,273          18,449,416

                                                                         As of March 31,
Balance Sheet Data:                                                           2005
Assets:
Cash and cash equivalents                                               $     112,959
Accounts receivable (net of allowance for
   doubtful accounts of $9,496)                                               141,602
Inventories                                                                    27,843
Other current assets                                                           32,559
  Total current assets                                                        314,963

Property and Equipment (net of accumulated
   depreciation of $163,727)                                                  378,327
Other Assets                                                                   33,898
  Total assets                                                          $     727,188
                                                                        ==============

Liabililities & Stockholders' Deficit:
Total current liabilities                                               $     289,170
Long term liabilities (net of unamortized discount
  of $129,925)                                                                765,526
  Total liabilities                                                         1,054,696

Common Stock, $.001 par value, 100,000,000 shares
  authorized; 22,017,657 shares issued and outstanding                         22,018
Additional paid in capital                                                  9,888,886
Deficit                                                                   (10,238,412)
  Total stockholders' deficit                                                (327,508)

Total Liabilities and Stockholders' Deficit                             $     727,188
                                                                        ==============

                                  RISK FACTORS

        We are subject to various risks that may materially harm our business, financial condition and results of operations. An investor should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline or we may be forced to cease operations.

                         Risks Related To Our Business

We Have A Limited Operating History Upon Which You Can Evaluate Our Business

        We commenced revenue operations in 2002 and are just beginning to generate meaningful revenue. Accordingly, we have a limited operating history upon which an evaluation of us and our prospects can be based. We and our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the rapidly evolving market for healthcare and medical laboratory services. To address these risks, we must, among other things, respond to competitive developments, attract, retain and motivate qualified personnel, implement and successfully execute our sales strategy, develop and market additional services, and upgrade our technological and physical infrastructure in order to scale our revenues. We may not be successful in addressing such risks. Our limited operating history makes the prediction of future results of operations difficult or impossible. We currently expect to significantly increase our operating expenses to expand our operations. As a result of the foregoing factors, we expect that we may incur losses over the next twelve months and, depending on the success of our products and services in the marketplace, for potentially an even longer period.

We May Not Be Able To Implement Our Business Strategies Which Could Impair Our
Ability to Continue Operations

        Implementation of our business strategies will depend in large part on our ability to (i) attract a significant number of customers; (ii) effectively introduce acceptable products and services to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv)
maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; (vi) continue to operate with increasing competition in the medical laboratory industry; (vii) establish, develop and maintain name recognition; and (viii) establish and maintain beneficial relationships with third-party insurance providers and other third party payers. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have material adverse affect on our results of operations and financial condition.

We May Be Unsuccessful In Managing Our Growth Which Could Prevent Us From
Becoming Profitable

        While it may not be realized, we are planning for significant growth for the foreseeable future. Our growth may place a significant strain on our management, financial, and operating resources. Failure to manage this growth effectively could have a material adverse affect on our financial condition or results of operations. Part of our business strategy may be to acquire assets or other companies that will complement our existing business. We are unable to predict whether or when any material transaction will be completed should negotiations commence. If we proceed with any such transaction, we may not effectively integrate the acquired operations with our own operations. We may also seek to finance any such acquisition by debt financings or issuances of equity securities and such financing may not be available on acceptable terms or at all.

We May Incur Greater Costs Than Anticipated, Which Could Result in Sustained
Losses

        We used reasonable efforts to assess and predict the expenses necessary to pursue our business plan. However, implementing our business plan may require more employees, capital equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than we estimate, which could result in sustained losses.

We May Face Fluctuations in Results of Operations Which Could Negatively Affect
Our Business Operations and We are Subject to Seasonality in our Business

        As a result of our limited operating history and the relatively limited information available on our competitors, we may not have sufficient internal or industry-based historical financial data upon which to calculate anticipated operating expenses. Management expects that our results of operations may also fluctuate significantly in the future as a result of a variety of factors, including, but not limited to, (i) the continued rate of growth, usage and acceptance of our products and services; (ii) demand for our products and services; (iii) the introduction and acceptance of new or enhanced products or services by us or by competitors; (iv) our ability to anticipate and effectively adapt to developing markets and to rapidly changing technologies; (v) our ability to attract, retain and motivate qualified personnel; (vi) the initiation, renewal or expiration of significant contracts with our major clients; (vii) pricing changes by us, our suppliers or our competitors; (viii)
seasonality; and (ix) general economic conditions and other factors.
Accordingly, future sales and operating results are difficult to forecast. Our expenses are based in part on our expectations as to future revenues and to a significant extent are relatively fixed, at least in the short-term. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to our expectations would have an immediate adverse impact on our business, results of operations and financial condition. In addition, we may determine from time to time to make certain pricing or marketing decisions or acquisitions that could have a short-term material adverse affect on the our business, results of operations and financial condition and may not result in the long-term benefits intended. Furthermore, in Florida, currently our primary referral market for lab tests, a meaningful percentage of the population returns to homes in the
Northern U.S. This results in seasonality in our business. We estimate that our operating results during the second and third quarter of each year will be somewhat impacted by these seasonality factors until such time as we can generate more clients from outside of Florida. Because of all of the foregoing factors, our operating results could be less than the expectations of investors in future periods.

We Substantially Depend Upon Third Parties for Payment of Services, Which Could
Have A Material Adverse Affect On Our Cash Flows And Results Of Operations

        We are a clinical medical laboratory that provides medical testing services to doctors and hospitals on patient specimens that are sent to us. In the case of most specimen referrals that are received from patients that are not in-patients at a hospital or institution, we generally have to bill the patient's insurance company or a government program for our services. As such, we rely on the cooperation of numerous third party payers, including but not limited to Medicare, Medicaid and various insurance companies, in order to get paid for performing services on behalf of our clients. Wherever possible, the amount of such third party payments is governed by contractual relationships in cases where we are a participating provider for a specified insurance company or by established government reimbursement rates in cases where we are an approved provider for a government program such as Medicare. However, we do not have a contractual relationship with many of the insurance companies with whom we deal, nor are we necessarily able to become an approved provider for all government programs. In such cases, we are deemed to be a non-participating provider and there is no contractual assurance that we are able to collect the amounts billed to such insurance companies or government programs. Currently, we are not a participating provider with the majority of the insurance companies we bill for our services. Until such time as we become a participating provider with such insurance companies, there can be no contractual assurance that we will be paid for the services we bill to such insurance companies, and such third parties may change their reimbursement policies for non-participating providers in a manner that may have a material adverse affect on our ash flow or results of operations.

Our Business Is Subject To Rapid Scientific Change, Which Could Have A Material
Adverse Affect On Our Operations

        The market for genetic and molecular biology testing products and services is characterized by rapid scientific developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements.
Our future success will depend in significant part on our ability to continually improve our offerings in response to both evolving demands of the marketplace and competitive product offerings, and we may be unsuccessful in doing so.

                                        6

The Market For Our Services Is Highly Competitive, Which Could Have A Material
Adverse Affect On Our Business, Results Of Operations And Financial Condition

        The market for genetic and molecular biology testing services is highly competitive and competition is expected to continue to increase. We compete with other commercial medical laboratories in addition to the in-house laboratories of many major hospitals. Many of our existing competitors have significantly greater financial, human, technical and marketing resources than we do. Our competitors may develop products and services that are superior to ours or that achieve greater market acceptance than our offerings. We may not be able to compete successfully against current and future sources of competition and competitive pressures faced by us may have a material adverse affect on our business, results of operations and financial condition.

Our Failure to Manage Potential Growth May Impair Our Ability To Become
Profitable

        Our recent growth has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources. To manage our potential growth, we must continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Most of our management has joined us within the last twelve months or plans to join us shortly. These individuals have not previously worked together and are in the process of integrating as a management team. We may not be able to effectively manage the expansion of our operations and our systems, procedures or controls may not be adequate to support our operations. Our management may not be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth could have a material adverse affect on our business, results of operations, potential profitability and financial condition.

We Face The Risk of Capacity Constraints, Which Could Have A Material Adverse
Affect On Our Business, Results Of Operations And Financial Condition

        We compete in the market place primarily on three factors: (a) the quality and accuracy of our test results; (b) the speed or turn-around times of our testing services; and (c) our ability to provide after-test support to those physicians requesting consultation. Any unforeseen increase in the volume of customers could strain the capacity of our personnel and systems, which could lead to inaccurate test results, unacceptable turn-around times, or customer service failures. In addition, as the number of customers and cases increases, our products, services, and infrastructure may not be able to scale accordingly.
Any failure to handle higher volume of requests for our products and services could lead to the loss of established customers and have a material adverse affect on our business, results of operations and financial condition.

        If we produce inaccurate test results, our customers may choose not to use us in the future. This could severally harm our operations. In addition, based on the importance of the subject matter of our tests, inaccurate results could result in improper treatment of patients, and potential liability for us.

We May Fail to Deliver Timely Results to Customers, Which Could Have A Material
Adverse Affect On Our Business, Results Of Operations And Financial Condition

        Our operations are dependent in part upon our ability to protect our laboratory operations against physical damage from fire, floods, hurricanes, earthquakes, power loss, telecommunications failures, break-ins and similar events. We do not presently have redundant, multiple site capacity in the event of any such occurrence, nor do we have an emergency back-up generator in place at our main laboratory location that can mitigate the effects of a prolonged power outage. The occurrence of any of these events could result in interruptions, delays or cessations in service to customers, which could have a material adverse affect on our business, results of operations and financial condition.

The Steps Taken By Us To Protect Our Proprietary Rights May Not Be Adequate,
Which Could Have A Material Adverse Affect On Our Business, Results Of
Operations And Financial Condition

        We regard our copyrights, trademarks, trade secrets and similar intellectual property as critical to our success, and we rely upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. The steps taken by us to protect our proprietary rights may not be adequate and third parties could infringe on or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights, which could have a material adverse affect on our business, results of operations and financial condition. In addition, other parties may assert infringement claims against us.

                                        7

We are Dependent on Key Personnel and Need to Hire Additional Qualified
Personnel

        Our performance is substantially dependent on the performance of our senior management and key technical personnel. In particular, our success depends substantially on the continued efforts of our senior management team, which currently is composed of a small number of individuals who only recently joined
us. We do not carry key person life insurance on any of our senior management personnel. The loss of the services of any of our executive officers, our laboratory director or other key employees could have a material adverse affect on the business, results of operations and our financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and we may not be able to retain our key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse affect upon our business, results of operations and financial condition.

The Failure to Obtain Necessary Additional Capital to Finance Growth and Capital
Requirements, Could Adversely Affect Our Business, Financial Condition and
Results of Operations

        We anticipate that it will require additional capital to meet out business plan. Additionally, we may seek to exploit business opportunities that require more capital than what is currently planned. In the event our existing credit facility is not sufficient to meet our capital needs, we may be forced to raise additional capital from equity or debt sources. We may not be able to raise such capital on favorable terms or at all. If we are unable to obtain such additional capital, we may be required to reduce the scope of our anticipated expansion, which could adversely affect our business, financial condition and results of operations.

The Failure to Comply With Significant Government Regulation and Laboratory
Operations May Subject Us to Liability, Penalties or Limitation of Operations

        We are subject to extensive state and federal regulatory oversight. Our laboratory may not pass inspections conducted to ensure compliance with CLIA `88 or with any other applicable licensure or certification laws. The sanctions for failure to comply with CLIA `88 or state licensure requirements might include the inability to perform services for compensation or the suspension, revocation or limitation of the labs' CLIA `88 certificate or state license, as well as civil and/or criminal penalties. In addition, any new legislation or regulation or the application of existing laws and regulations in ways that we do not anticipate could have a material adverse affect on our business, results of operations and financial condition.

        In addition, existing federal laws governing Medicare and Medicaid, as well as some other state and federal laws, also regulate certain aspects of the relationship between healthcare providers, including clinical and anatomic laboratories, and their referral sources, including physicians, hospitals and other laboratories. Certain provisions of these laws, known as the
"anti-kickback law" and the "Stark Laws", contain extremely broad proscriptions.
Violation of these laws may result in criminal penalties, exclusion from
Medicare and Medicaid, and significant civil monetary penalties. We will seek to structure our arrangements with physicians and other customers to be in compliance with the anti-kickback, Stark and state laws, and to keep up-to-date on developments concerning their application by various means, including consultation with legal counsel, when necessary. However, we are unable to predict how these laws will be applied in the future and the arrangements into which we enter may become subject to scrutiny thereunder.

        Furthermore, the Health Insurance Portability and Accountability Act of
1996 ("HIPAA") and other state laws contain provisions that affect the handling of claims and other patient information that are, or have been, transmitted electronically and regulate the general disclosure of patient records and patient health information. These provisions, which address security and confidentiality of patient information as well as the administrative aspects of claims handling, have very broad applicability and they specifically apply to healthcare providers, which include physicians and clinical laboratories. While we believe we have complied with the Standards, Security and Privacy rules under
HIPAA and state laws, an audit of our procedures and systems could find deficiencies. Such deficiencies, if found, could have a material adverse affect on our business, results of operations and financial condition and subject us to liability.

We Are Subject to Security Risks Which Could Harm Our Operations

        Despite the implementation of various security measures by us, our infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by our customers or others. Computer viruses, break-ins or other security problems could lead to interruption, delays or cessation in service to our customers. Further, such break-ins whether electronic or physical could also potentially jeopardize the security of confidential information stored in our computer systems of our customers and

                                        8

other parties connected through us, which may deter potential customers and give rise to uncertain liability to parties whose security or privacy has been infringed. A significant security breach could result in loss of customers, damage to our reputation, direct damages, costs of repair and detection, and other expenses. The occurrence of any of the foregoing events could have a material adverse affect on our business, results of operations and financial condition.

We Are Controlled by Existing Shareholders And Therefore Other Shareholders Will
Not Be Able to Direct Our Company

        The majority of our shares and thus voting control of our Company is held by a relatively small group of shareholders. Because of such ownership, those shareholders will effectively retain control of our Board of Directors and determine all of our corporate actions. In addition, shareholders owning
15,630,931 shares, or approximately 65.9% of our shares outstanding as of June 30,
2005 have executed a Shareholders' Agreement that, among other provisions, gives
Aspen Select Healthcare, LP, our largest shareholder, the right to elect three out of the seven directors authorized for our Board, and nominate one mutually acceptable independent director. Accordingly, it is anticipated that Aspen
Select Healthcare, LP and other parties to a Shareholders' Agreement will continue to have the ability to elect a controlling number of the members of our
Board of Directors and the minority shareholders of our Company may not be able to elect a representative to the Board of Directors. Such concentration of ownership may also have the effect of delaying or preventing a change in control of our Company.

No Foreseeable Dividends

        We do not anticipate paying dividends on our common shares in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation and expansion of our business.

There Is No Guarantee of Registration Exemption for Recently Completed Sales of
Unregistered Stock, Which Could Result In The Liquidation of the Company

        Over the last twelve months, we have sold approximately 3.6 million shares of unregistered stock in various private placements to accredited investors.
These sales were made in reliance upon the "private placement" exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated pursuant thereto. Reliance on this exemption does not, however, constitute a representation or guarantee that such exemption is indeed available.

        If for any reason these sales are deemed to be a public offering of our shares (and if no other exemption from registration is available), the sale of the offered shares would be deemed to have been made in violation of the applicable laws requiring registration of the offered shares and the delivery of a prospectus. As a remedy in the event of such violation, each purchaser of the offered shares would have the right to rescind his or her purchase of the offered shares and to have his or her purchase price returned. If such a purchaser requests a return of his or her purchase price, funds might not be available for that purpose. In that event, liquidation of our Company might be required. Any refunds made would reduce funds available for our working capital needs. A significant number of requests for rescission would probably cause us to be without funds sufficient to respond to such requests or successfully to proceed with our activities successfully.

We Do Not Have Any Specific Plans to Use Proceeds of Recently Sold Securities
And Therefore The Funds May Not Improve Our Operations

        We have not designated any specific use for the net proceeds from the recent sales by us of restricted equity securities or for the proceeds received by us from advances under our revolving credit facility. Rather, we intend to use the net proceeds primarily for general corporate purposes, including working capital and potential investments in new revenue producing activities.
Accordingly, management will have significant flexibility in applying the net proceeds of such equity sales or advances under the revolving credit facility and this application may not increase revenue or otherwise lead to profitability.

                                        9

                         Risks Related To This Offering

Future Sales By Our Stockholders May Adversely Affect Our Stock Price And Our
Ability To Raise Funds In New Stock Offerings

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 22,498,252 shares of common stock outstanding as of June 30, 2005, 4,443,426 shares are freely tradable without restriction, unless held by our "affiliates."
In addition, 4,674,351 previously issued restricted shares and 325,649 shares underlying previously issued warrants are being registered in this registration statement and thus will become freely tradeable upon the effectiveness of this registration statement. The remaining 13,380,475 shares of common stock which are held by existing stockholders, including the officers and directors, are
"restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

New Shareholders Will Experience Significant Dilution From Our Sale Of
Shares Under The Standby Equity Distribution Agreement

        The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on March 31, 2005, at an assumed offering price of $0.49 per share (98%
of a recent lowest volume weighted average price of $0.50 per share), the new stockholders would experience an immediate dilution in the net tangible book value of $0.4191 per share. Dilution per share at prices of $0.3675, $0.2450 and
$0.1225 per share would be $0.3182, $0.2172 and $0.1162, respectively.

        As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the
Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Under The Standby Equity Distribution Agreement Cornell Capital Partners Will
Pay Less Than The Then-Prevailing Market Price Of Our Common Stock

        The common stock to be issued under the Standby Equity Distribution
Agreement will be issued at a 2% discount to the lowest volume weighted average price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. Based on this discount, Cornell Capital Partners will have an incentive to sell immediately to realize the gain on the 2% discount. These discounted sales could cause the price of our common stock to decline, based on increased selling of our common stock.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The
Market, Which Sales May Cause Our Stock Price To Decline

        The selling stockholders intend to sell in the public market 5,000,000 shares of common stock being registered in this offering and we may issue up to another 5,000,000 shares being registered in this offering to Cornell Capital
Partners under the Standby Equity Distribution Agreement. That means that up to
10,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

Cornell Capital Partners Will Have An Incentive To Sell Shares During the
Pricing Period Under the Standby Equity Distribution Agreement, Which May Cause
our Stock Price to Decline.

        Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital
Partners will have an incentive to sell any shares of our common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. The terms of the Standby Equity Distribution
Agreement do not provide Cornell Capital Partners the ability to sell shares of our common stock corresponding to a particular put if those shares have not been delivered by us to Cornell Capital Partners. To the extent Cornell Capital

                                       10

Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

        In addition, Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell Capital Partners, which is prior to the date the stock is delivered to Cornell Capital Partners. Cornell Capital
Partners may sell such shares any time after we deliver an advance notice.
Accordingly, Cornell Capital Partners may sell such shares during the pricing period. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could
Encourage Short Sales By Third Parties, Which Could Contribute To The Future
Decline Of Our Stock Price

        In many circumstances the provision of a Standby Equity Distribution
Agreement for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our Company. Such an event could place further downward pressure on the price of common stock. Under the terms of our Standby Equity Distribution
Agreement, we may request numerous draw downs pursuant to the terms of the
Standby Equity Distribution Agreement. Even if we use the Standby Equity
Distribution Agreement to grow our revenues and profits or invest in assets which are materially beneficial to us the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

        It is not possible to predict those circumstances whereby short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to our stock price.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower
Than The Prices Paid By Other People Participating In This Offering

        The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity
Distribution Agreement When Needed

        We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Standby Equity
Distribution Agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $750,000 during any seven trading day period.
In addition, the number of shares being registered may not be sufficient to draw all funds available to us under the Standby Equity Distribution Agreement. Based on the assumed offering price of $0.49 and the 5,000,000 shares we are registering, we would not be able to draw the entire $5 million available under the Standby Equity Distribution Agreement. At this assumed price, we will be able to draw $2,450,000 with the 5,000,000 shares being registered for issuance under the Standby Equity Distribution Agreement. We would be required to register 5,204,082 additional shares at this assumed price to obtain the entire
$5 million available under the Standby Equity Distribution Agreement.

We May Not Be Able To Draw Down Under The Standby Equity Distribution Agreement
If The Investor Holds More Than 9.9% Of Our Common Stock

        In the event Cornell Capital holds more than 9.99% of our then-outstanding common stock, we will be unable to draw down on the Standby Equity Distribution
Agreement. Currently, Cornell Capital has beneficial ownership of 1.7% of our common stock and therefore we would be able to make limited draw downs on the
Standby Equity Distribution Agreement so long as Cornell Capital's beneficial ownership remains below 9.99%. If Cornell Capital Partner's beneficial ownership becomes 9.99% or more, we would be unable to draw down on the Standby Equity
Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                                       11

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult
For Investors To Sell Their Shares Due To Suitability Requirements

        Our common stock is deemed to be "penny stock" as that term is defined in
Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

        o With a price of less than $5.00 per share;

        o That are not traded on a "recognized" national exchange;

        o Whose prices are not quoted on the Nasdaq automated quotation system

        o Nasdaq stocks that trade below $5.00 per share are deemed a "penny stock"
          for purposes of Section 15(b)(6) of the Exchange Act

        o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million
          (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

                                       12

                           FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe,"
"intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b)
our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of
Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                       13

                              SELLING STOCKHOLDERS

        The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to the Company. A description of each selling shareholder's relationship to the Company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                                  Percentage
                                                                                       of
                                                      Percentage                  Outstanding                      Percentage
                                                          of       Shares to be    Shares to                           of
                                                      Outstanding    Acquired     be Acquired                      Outstanding
                                                        Shares       Under the     Under the                         Shares
                                                      Beneficially    Standby       Standby                        Beneficially
                                       Shares            Owned        Equity         Equity          Shares           Owned
                                 Beneficially Owned     Before     Distribution   Distribution    to be Sold in       After
Selling Stockholder              Before Offering(1)   Offering(2)    Agreement     Agreement      the Offering      Offering

Cornell Capital Partners, LP              381,888(2)        1.70%      5,000,000        18.18%       5,381,888(3)           0%

Spartan Securities Group, Ltd.                27,278            *             --            --             27,278           0%

George O' Leary                           244,000(4)        1.07%             --            --            244,000           0%

Dr. Phillip D. Cotter                      81,649(4)            *             --            --             81,649           0%

Dr. Micheal T. Dent (5)                 2,720,535          11.96%             --            --            129,006        9.27%

 April 2003 Private Placement

Steven C. Jones (6)                       12,969,252       53.18%             --            --            573,797       42.54%

    2004 Private Placement

Competitive Capital Partners,
LP (7)                                       800,000        3.56%             --            --            400,000        1.46%

The Craigmore Corporation
Defined Benefit Pension Plan(8)              400,000        1.78%             --            --            400,000           0%

National Investor Services
Corp. (9)                                    200,000            *             --            --            200,000           0%

Stillman Limited Partnership(10)             200,000            *             --            --            200,000           0%

White Financial Money Purchase
Plan (11)                                    100,000            *             --            --            100,000           0%

Teddy P. Elett, Trustee                      800,000        3.56%             --            --            800,000           0%

Adam Fueredi, M.D.                           100,000            *             --            --            100,000           0%

Edwin Goldberg, M.D.                         100,000            *             --            --            100,000           0%

Suzanne T. Hale                              100,000            *             --            --            100,000           0%

John M. O'Neill                              200,000            *             --            --            200,000           0%

Jeffrey S. Place                             100,000            *             --            --            100,000           0%

James R. Rehak and Joann M.
Rehak - Joint Tenants In Common              300,000        1.33%             --            --            300,000           0%

January 2005 Private Placement

OK Enterprises, Inc. (12)                    170,000            *             --            --            170,000           0%

 January 2005 / 2004 Private
           Placement

Thomas P. Hale                               106,667            *             --            --            106,667           0%

 March 2005 Private Placement

James J. O' Reilley                           71,429            *             --            --             71,429           0%

Don E. Haney and Mary E.
  Haney - Joint Tenants in
  Common                                     142,857            *             --            --            142,857           0%

  May 2005 Private Placement

Jennifer Dana Deane Trust(13)                 71,429            *             --            --             71,429           0%

Total                                     20,386,984       81.66%      5,000,000        18.18%         10,000,000       60.94%
                                          ==========       ======      =========        ======         ==========       ======
____________________________________________
* Less than 1%.

                                       14

(1)     Applicable percentage of ownership is based on 22,498,252 shares of common stock outstanding as of June , 20, 2005 together with securities exercisable or convertible into shares of common stock within 60 days of
        June 20, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
        Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations -
        percentage computation is for form purposes only.
(2)     Consists of the 381,888 shares of common stock received as a commitment fee under the Standby Equity Distribution Agreement on June 6, 2005 in the
        amount of $140,000.
(3)     Includes the shares acquired by Cornell Capital Partners under the Standby
        Equity Distribution Agreement and the 381,888 shares of common stock received as a commitment fee under the Standby Equity Distribution
        Agreement on June 6, 2005.
(4)     Consists of shares underlying warrants which are currently exercisable.
(5)     Consists of 2,385,000 founders shares issued in conjunction with starting the
        Company, 85,535 S-8 shares issued in connection with the provision of certain services to the Company, and 250,000 options which are currently exercisable within 60 days.
(6)     Steven Jones acts as Managing Member of Medical Venture Partners, LLC, which is the general partner of Aspen Select Healthcare, LP. Aspen Select
        Healthcare owns 9,903,279 shares of the Company and has 1,891,378 warrants, which are currently exercisable within 60 days. Mr. Jones also owns
        1,174,595 shares personally. Since Mr. Jones has voting and investment power of the shares held by Aspen Select Healthcare, he is deemed to have beneficial ownership of such shares.
(7)     All investment decisions of Competitive Capital Partners, LP are made by its principal, Thomas D. Conrad.
(8)     All investment decisions of The Craigmore Corporation Defined Benefit
        Pension Plan are made by its Trustee, Gary L. Shapiro.
(9)     All investment decisions of National Investor Services Corp. are made by
        Lynn N. Edelman.
(10)    All investment decisions of Stillman Limited Partnership are made by its
        General Partner, Andrew Stillman.
(11)    All investment decisions of White Financial Money Purchase Plan are made by its Trustee, Kevin White.
(12)    All investment decisions of OK Enterprises, Inc. are made by its President,
        William B. Larson.
(13)    All investment decisions of the Jennifer Dana Deane Trust are made by its
        Trustee, Jennifer Deane.

        The following information contains a description of each selling shareholder's relationship to the Company and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with the Company, except as follows:

Shares Acquired In Transactions With The Company

        Cornell Capital Partners, LP. Cornell Capital Partners, LP is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner,
Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.
Cornell Capital Partners acquired or will acquire all shares being registered in this offering in financing transactions with the Company. Those transactions are explained below:

        o Standby Equity Distribution Agreement. On June 6, 2005, we entered into a
          Standby Equity Distribution Agreement with Cornell Capital Partners.
          Pursuant to the Standby Equity Distribution Agreement, we may, at our
          discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement,
          Cornell Capital Partners will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of our common stock on the
          Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. We are registering
          5,000,000 shares in this offering which may be issued under the Standby
          Equity Distribution Agreement. For the Company to receive gross proceeds of
          $5.0 million using the 5,000,000 shares being registered in this prospectus, the price of our common stock would need to average $1.00 per share. In connection with the Standby Equity Distribution Agreement,
          Cornell Capital Partners received 381,888 shares of common stock from the
          Company on June 6, 2005 as a commitment fee in the amount of $140,000. We are also registering these shares in this offering.

There are certain risks related to sales by Cornell Capital Partners, including:

        o The outstanding shares will be issued based on discount to the market rate.
          As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

        o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow
          Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

                                       15

        o The significant downward pressure on the price of the common stock as
          Cornell sells material amounts of common stocks could encourage short sales third parties. This could place further downward pressure on the price of the common stock.

        Spartan Securities Group, Ltd. Spartan Securities Group, Ltd. is an
unaffiliated registered broker-dealer that has been retained by us. For its services in connection with the Standby Equity Distribution Agreement, Spartan
Securities Corporation received a fee of $10,000, which were paid by the issuance of 27,278 shares of common stock of the Company on June 6, 2005 under the Standby Equity Distribution Agreement. These shares are being registered in this offering. All investment decisions of Spartan Securities Group, Ltd. are made by its President, Micah Eldred.

        George O' Leary. The Company issued warrants to Mr. O'Leary to purchase
244,000 shares of common stock of the Company for consulting services rendered by Mr. O'Leary to the Company from October 1, 2004 - March 31, 2005. The exercise price is 100,000 shares at $0.25 per share and 144,000 shares at $0.01 per share. The warrants expire on June 14, 2010. We are registering the 244,000 shares of common stock underlying the warrants in this offering.

        Dr. Phillip D. Cotter. The Company issued warrants to Dr. Cotter to purchase 72,440 shares of common stock of the Company for consulting services rendered by Dr. Cotter to the Company. The exercise price of the warrants is
$0.01 per share. The warrants expire on June 14, 2008. We are registering the
72,440 shares of common stock underlying the warrants in this offering.

        Dr. Michael T. Dent. The Company issued 2,385,000 founders shares in connection with Dr. Dent's formation of the Company. The Company also issued
105,635 shares under an S-8 Registration Statement in connection with services provided to the Company by Dr. Dent during 2002, of which 20,100 of such shares have been sold. Dr. Dent also has 250,000 options shares which are currently exercisable within 60 days.

Other Selling Shareholders

        April 2003 Private Placement

        In April 2003, the Company conducted a private placement to the investor listed under this heading in the selling stockholders table above. The Company received net proceeds of $114,271 (after deducting certain transaction expenses)
through the issuance of 13,927,062 shares of common stock. 712,012 of these shares are being registered in this offering.

        2004 Private Placement

        During 2004, the Company conducted a private placement offering to the investors listed under this heading in the selling stockholders table above. The
Company received net proceeds of $740,000 (after deducting certain transaction expenses) through the issuance of 3,040,000 shares of common stock. These shares are being registered in this offering.

        January 2005 Private Placement

        During January 2005, the Company conducted a private placement offering to the investors listed under this heading in the selling stockholders table above.
The Company raised a total of $71,000 through the issuance of 236,667 shares of common stock. These shares are being registered in this offering.

        March 2005 Private Placement

        During March 2005, the Company conducted a private placement offering to the investors listed under this heading in the selling stockholders table above.
The Company raised a total of $75,000 through the issuance of 214,286 shares of common stock. These shares are being registered in this offering.

                                       16

        May 2005 Private Placement

        During May 2005, the Company conducted a private placement offering to the investor listed under this heading in the selling stockholders table above. The
Company raised a total of $25,000 through the issuance of 71,429 shares of common stock. These shares are being registered in this offering.

        With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the
Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the
1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an
"accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.
However, we will receive the proceeds from the sale of shares of common stock to
Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution
Agreement will be equal to 98% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. The Company will pay Cornell Capital
Partners 5% of each advance as an additional fee.

        Pursuant to the Standby Equity Distribution Agreement, the Company cannot draw more than $750,000 every five trading days or more than $5.0 million over twenty-four months.

        For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the
Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross Proceeds               $  1,000,000     $  2,000,000   $  3,000,000     $  5,000,000

Net Proceeds                 $    865,000     $  1,815,000   $  2,765,000     $  4,665,000

No. of shares issued
under the Equity
Distribution Agreement
at an assumed offering
price of $0.4900                2,040,817        4,081,633      6,122,449 (1)   10,204,082 (2)

USE OF PROCEEDS:

General Corporate
  Purposes                        865,000        1,815,000      2,765,000        4,665,000

Total                        $    865,000     $  1,815,000   $  2,765,000     $  4,665,000
                             ============     ============   ============     ============

(1)     The Company would need to register additional shares of common stock to faccess this amount of proceeds under the Standby Equity Distribution Agreement at an assumed offering price of $0.49. The Company would be required to register
1,122,449 additional shares at this price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

(2)     The Company would need to register additional shares of common stock to access this amount of proceeds under the Standby Equity Distribution Agreement at an assumed offering price of $0.49. The Company would be required to register
5,204,082 additional shares at this price to obtain the entire $5 million available under the Standby Equity Distribution Agreement.

        The Standby Equity Distribution Agreement limits the Company's use of proceeds to general corporate purposes and prohibits the use of proceeds to pay any judgment or liability incurred by any officer, director or employee of the
Company, except under certain limited circumstances. The number of shares of our common stock issuable to Cornell Capital Partners under the Standby Equity

                                       17

Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that
Cornell Capital Partners and its affiliates may have at the time of each installment. The amount of funds we can actually draw down under the Standby
Equity Distribution Agreement is limited based upon how many shares of our common stock are beneficially owned by each of Cornell Capital Partners and its affiliates at the time of the draw request. In the event Cornell Capital
Partners and its affiliates hold more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Standby Equity
Distribution Agreement. A possibility exists that Cornell Capital Partners and its affiliates may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity
Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products and services, we could be forced to curtail or cease our operations.

                                       18

                                    DILUTION

        The net tangible book value of the Company as of March 31, 2005 was
$(327,508) or $(0.0149) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to the Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement.
The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.49 per share, which is in the range of the recent share price.

        If we assume that we had issued 5,000,000 shares of common stock under the
Standby Equity Distribution Agreement at an assumed offering price of $0.49 per share (i.e., the number of shares registered in this offering under the Standby
Equity Distribution Agreement), less retention fees of $122,500 and offering expenses of $85,000, our net tangible book value as of March 31, 2005 would have been $1,914,992 or $0.0709 per share. Note that at an offering price of $0.49 per share, we would receive gross proceeds of $2,450,000 and net proceeds of
$2,242,500 of the $5,000,000 available under the Standby Equity Distribution
Agreement. At an assumed offering price of $0.49, Cornell Capital Partners would receive a discount of $122,500 on the purchase of 5,000,000 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0858 per share and an immediate dilution to new stockholders of $0.4191 per share.

        The following table illustrates the per share dilution:

Assumed public offering price per share                               $0.4900
Net tangible book value per share before this offering    $(0.0149)
Increase attributable to new investors                    $ 0.0858
Net tangible book value per share after this offering                 $0.0709
Dilution per share to new stockholders                                $0.4191
                                                                      =======

        The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices, using the tangible book value of the Company and the shares outstanding as of March 31, 2005, as adjusted for the shares sold to Cornell Capital Partners under the Standby Equity Distribution
Agreement:

                                                               DILUTION
               ASSUMED           NO. OF SHARES TO BE           PER SHARE
           OFFERING PRICE               ISSUED             TO NEW INVESTORS
               $0.4900                5,000,000(1)             $0.4191
               $0.3675                5,000,000                $0.3182
               $0.2450                5,000,000                $0.2172
               $0.1225                5,000,000                $0.1162

(1)     This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement at this time.

                                       19

                     STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

        On June 6, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP Pursuant to the Standby Equity Distribution
Agreement, we may, at our discretion, periodically sell to Cornell Capital
Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity
Distribution Agreement, Cornell Capital Partners will pay 98% of, or a 2%
discount to, the lowest volume weighted average price of our common stock on the
Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital
Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. The effectiveness of the sale of the shares under the Standby Equity Distribution
Agreement is conditioned upon us registering the shares of common stock with the
Securities and Exchange Commission and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

Standby Equity Distribution Agreement Explained

        Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance.
We may request an advance every five trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on the Company for any of the draws other than that we have filed our periodic and other reports with the Securities and
Exchange Commission, delivered the stock for an advance, the trading of the
Company common stock has not been suspended, and we have given written notice and associated correspondence to Cornell Capital Partners. We are limited however, on our ability to request advances under the Standby Equity
Distribution Agreement based on the number of shares we have registered in this registration statement. For example, at an assumed offering price of $0.49, we would not be able to draw the entire gross proceeds of $5,000,000 available under the Standby Equity Distribution Agreement with the 5,000,000 shares we are registering. The Company would be required to register 5,204,082 additional shares at this assumed price to obtain the entire $5 million available under the
Standby Equity Distribution Agreement. In order to access all funds available to us under the Standby Equity Distribution Agreement with the 5,000,000 shares being registered in this offering, the average price of shares issued under the
Standby Equity Distribution Agreement would need to be $1.00.

        We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange
Commission. Thereafter, we may continue to request advances until Cornell
Capital Partners has advanced $5.0 million or 24 months after the effective date of the this registration statement, whichever occurs first.

        The amount of each advance is subject to a maximum amount of $750,000, and we may not submit an advance within seven trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the
SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.99% of our outstanding common stock. Based on a recent average stock price of $0.50 Cornell Capital Partners' beneficial ownership of the Company's common stock is 1.7% and therefore we would be permitted to make limited draws on the Standby Equity Distribution Agreement so long as Cornell Capital
Partners' beneficial ownership of our common stock remains lower than 9.99%. A possibility exists that Cornell Capital Partners may own more than 9.99% of the
Company's outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement.

        We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity
Distribution Agreement.

        We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market

                                       20

conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.50 per share, we would issue 5,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $2,450,000.
These shares would represent 18.18% of our outstanding common stock upon issuance. In order to access all funds available to us under the Standby Equity
Distribution Agreement with the 5,000,000 shares being registered in this offering, the average price of shares issued under the Standby Equity
Distribution Agreement would need to be $1.00.

        There is an inverse relationship between our stock price and the number of shares to be issued under the Standby Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement at a recent price of $0.50 per share and 25%, 50% and 75% discounts to the recent price.

Net Cash To the Company:

 Market Price:                   $0.5000          $0.5000          $0.5000           $0.5000
 Purchase Price:                 $0.4900          $0.3675          $0.2450           $0.1225
 No. of Shares(1):             5,000,000        5,000,000        5,000,000         5,000,000
 Total Outstanding (2):       27,498,252       27,498,252       27,498,252        27,498,252
 Percent Outstanding (3):         18.18%           18.18%           18.18%            18.18%
 Net Cash to the Company(4):  $2,242,500       $1,660,625       $1,078,750          $496,875

(1)     Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Cornell
        Capital Partners under the Standby Equity Distribution Agreement at the prices set forth in the table.
(2)     Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity
        Distribution Agreement.
(3)     Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(4)     Net cash equals the gross proceeds minus the 5% retainage and $85,000 in estimated offering expenses and does not take into consideration the value of the 381,888 shares of common stock issued to Cornell Capital Partners as a commitment fee and the additional commitment fee of $50,000, which may become due and payable in the future.

Number of Shares To Be Issued:

 Market Price:                   $0.5000           $0.5000          $0.5000               $0.5000
 Purchase Price:                 $0.4900           $0.3675          $0.2450               $0.1225
 No. of Shares(1)(2):         10,204,082        13,605,443       20,408,164            40,816,327
 Total Outstanding (3):       32,702,334        36,103,695       42,906,416             63,314,579(4)
 Percent Outstanding (5):         31.20%            37.68%           47.56%                64.47%
 Net Cash to the Company(6):  $4,665,000        $4,665,000       $4,665,000            $4,665,000

(1)     We are only registering 5,000,000 shares of common stock under this prospectus. We will need to register additional shares of common stock to obtain the entire $5 million available under the Standby Equity
        Distribution Agreement at these stated purchase prices.
(2)     Represents that total number of shares of common stock which would need to be issued at the stated purchase price to receive the entire $5.0 million available under the Standby Equity Distribution Agreement.
(3)     Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Standby Equity
        Distribution Agreement.
(4)     The Company's current Articles of Incorporation, as amended, authorize the issuance of 100,000,000 shares of common stock.
(5)     Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.
(6)     Net cash equals the gross proceeds minus the 5% retainage and $85,000 in estimated offering expenses and does not take into consideration the value of the 381,888 shares of common stock issued to Cornell Capital Partners as a commitment fee and the additional commitment fee of $50,000, which may become due and payable in the future.

        Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction

                                       21

because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from the Company under the Standby
Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty
(50) trading days other than due to acts by Cornell Capital Partners or if the
Company fails materially to comply with certain terms of the Standby Equity
Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

        All fees and expenses under the Standby Equity Distribution Agreement will be borne by the Company. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Standby Equity Distribution Agreement, Cornell Capital
Partners received 381,888 shares of common stock from the Company on June 6,
2005 as a commitment fee in the amount of $140,000 under the Standby Equity
Distribution Agreement and Cornell Capital Partners will receive an additional
$50,000 commitment fee on the earlier of (i) June 6, 2006, or (ii) the date the
Company receives advances under the Standby Equity Distribution Agreement in an amount greater than or equal to $2,500,000. The Company issued a promissory note to Cornell Capital Partners for such additional commitment fee, which is cancelable in the event the Company terminates the Standby Equity Distribution
Agreement prior to such promissory note becoming due.

                                       22

                              PLAN OF DISTRIBUTION

        The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

        Cornell Capital Partners is an "underwriter" within the meaning of the
Securities Act of 1933 in connection with the sale of common stock under the
Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98%
of, or a 2% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement, and received 381,888 shares of common stock from the Company on June 6, 2005 as a commitment fee in the amount of $140,000 under the Standby Equity Distribution
Agreement and Cornell Capital Partners will receive an additional $50,000 commitment fee on the earlier of (i) June 6, 2006 or (ii) the date the Company receives advances under the Standby Equity Distribution Agreement in an amount greater than or equal to $2,500,000. The Company issued a promissory note to
Cornell Capital Partners for such additional commitment fee, which is cancelable in the event the Company terminates the Standby Equity Distribution Agreement prior to such promissory note becoming due. The 2% discount, the 5% retainage, commitment fee shares and the $50,000 promissory note are underwriting discounts. In addition, the Company engaged Spartan Securities Group, Ltd., a registered broker-dealer, to advise us in connection with the Standby Equity
Distribution Agreement. For its services, Spartan Securities Group, Ltd.
received 27,278 shares of the Company's common stock under the Standby Equity
Distribution Agreement.

        Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

        Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.
The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, the Company expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Standby Equity Distribution Agreement. In addition, the Company engaged Spartan Securities Group, Ltd., a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Spartan Securities Corporation received 27,278 shares of the
Company's common stock on June 6, 2005 under the Standby Equity Distribution
Agreement. The offering expenses consist of: a SEC registration fee of $471, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $17,029. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity
Distribution Agreement.

        The selling stockholders are subject to applicable provisions of the
Securities Exchange Act of 1934, as amended, and its regulations, including,

                                       23

Regulation M. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of
Regulation S-B and as stated in Part II of this Registration Statement, the
Company must file a post-effective amendment to the accompanying Registration
Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

                                       24

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties related to the need for additional funds, the rapid growth of the operations and our ability to operate profitably after the initial growth period is completed. We undertake no obligation to publicly release the results of any revisions to those forward-looking statements that may be made to reflect any future events or circumstances.

Critical Accounting Policies

        The preparation of financial statements in conformity with United States generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

        Our critical accounting policies are those where we have made difficult, subjective or complex judgments in making estimates, and/or where these estimates can significantly impact our financial results under different assumptions and conditions. Our critical accounting policies are:

                o Revenue Recognition
                o Accounts Receivable

        Revenue Recognition

        Net revenues are recognized in the period when tests are performed and consist primarily of net patient revenues that are recorded based on established billing rates less estimated discounts for contractual allowances principally for patients covered by Medicare, Medicaid and managed care and other health plans. These revenues also are subject to review and possible audit by the payers. We believe that adequate provision has been made for any adjustments that may result from final determination of amounts earned under all the above arrangements. There are no known material claims, disputes or unsettled matters with any payers that are not adequately provided for in the accompanying consolidated financial statements.

        Accounts Receivable

        We record accounts receivable net of estimated and contractual discounts.
We provide for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. We estimate this allowance based on the aging of our accounts receivable and our historical collection experience for each type of payer. Bad debts are charged off to the allowance account at the time they are deemed uncollectible.

Recent Accounting Pronouncements

        FIN 46 - Consolidation of Variable Interest Entities

        In January 2003, the FASB issued FIN 46, (revised in December 2003 as
FIN46R) "Consolidation of Variable Interest Entities," which clarifies the application of Accounting Research Bulletin ("ARB") 51, Consolidated Financial
Statements, to certain entities (called variable interest entities) in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.
The disclosure requirements of this Interpretation are effective for all financial statements issued after January 31, 2003. The consolidation requirements apply to all variable interest entities created after January 31,
2003. In addition, public companies must apply the consolidation requirements to variable interest entities that existed prior to February 1, 2003 and remain in existence as of the beginning of annual or interim periods beginning after June
15, 2003. The adoption of FIN 46R had no impact on our financial statements as we do not have any variable interests in variable interest entities.

                                       25

        SFAS 150 - Accounting for Certain `Financial Instruments with
        Characteristics of Both Liabilities and Equity

        In May 2003, SFAS No. 150 "Accounting for Certain Financial Instruments
with Characteristics of Both Liabilities and Equity," was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003.
The adoption of SFAS 150 had no impact on our financial statements.

        SFAS 132 - Employers' Disclosures about Pensions and Other Postretirement
        Benefits

        In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. Since we do have any types of pension plans or other postretirement benefits, the adoption of this Statement did not have an effect on our financial statements.

        SFAS 123(R) Share-Based Payments

        In December 2004, the Financial Accounting Standards Board issued Statement
Number 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt
FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005, unless such date of adoption is delayed by the SEC. We intend to adopt FAS 123(R) when it becomes required to do so. Since the majority of options and warrants outstanding as of
December 31, 2004 were vested, we believe that the biggest impact from this change in accounting treatment will come from expensing newly awarded options and warrants (including options issued pursuant to the employment agreement discussed at Note F)

        SFAS 153 - Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29

        In December 2004, FASB Statement No. 153 was issued amending APB Opinion
No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after the June 15, 2005.
The adoption of this statement did not have a material impact on our financial statements.

        SFAS - 146 Accounting for Costs Associated with Exit or Disposal Activities

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs
Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging
Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain
Employee Termination Benefits and Other Costs to Exit an Activity," under which a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 had no impact on our financial statements.

                                       26

        FIN- 45 Guarantor's Accounting and Disclosure Requirements for Guarantees,
        Including Indirect Guarantees of Indebtedness of Others

        In November 2002, the FASB issued FASB Interpretation ("FIN") 45
"Guarantor's Accounting and Disclosure Requirements for Guarantees, Including
Indirect Guarantees of Indebtedness of Others," which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applied prospectively to guarantees issued or modified after December 31, 2002. The adoption of these recognition provisions will result in recording liabilities associated with certain guarantees provided by us. The disclosure requirements of this Interpretation are effective for financial statements of interim or annual periods ending after
December 15, 2002. FIN 45 has no impact on the Company's financial statements.

        Results of Operations for the Three Months ended March 31, 2005 as Compared to the Three Months ended March 31, 2004

        During the three months ended March 31, 2005, our revenues increased approximately 29% to approximately $230,000 from approximately $179,000 during the three months ending March 31, 2004, primarily as a result of attracting new customers to our services and increasing the volume of services sold to existing customers. During the three months ending March 31, 2005, our cost of revenue increased approximately 21% to approximately $177,000 from approximately
$146,000 during the three months ending March 31, 2004, primarily as a result of additional costs associated with hiring more laboratory personnel to support our increased testing volumes as well as increased costs as a result of opening new lines of business. This resulted in a 62% increase in our gross profit to approximately $53,000 for the three months ended March 31, 2005 from approximately $33,000 during the three months ended March 31, 2004. This change is primarily attributable to our increased revenues and testing volumes for the period ended March 31, 2005 as compared to the three month period ended March
31, 2004. We believe our gross margin will continue to improve as we perform more tests.

        During the three months ended March 31, 2005, our selling, general and administrative expenses increased by approximately 33% to approximately $241,000 from $182,000 in the three months ended March 31, 2004. This increase was primarily as a result of higher personnel and personnel-related expenses associated with increased levels of staffing. Selling, general and administrative expenses include all of our overhead and technology expenses as well as the cost of our management and sales personnel. Interest expense for the most recent quarter increased approximately 28% to approximately $27,000 from approximately $21,000 for the three months ended March 31, 2004. Interest expense is mainly comprised of interest payable on advances under our Credit
Facility from Aspen, which have increased as a result of our increased borrowing. In connection with our new credit facility, discussed below in
"Liquidity and Capital Resources," we recorded $131,337 of a debt discount for the issuance of warrants and we incurred $53,587 of financing costs. These amounts will be amortized to interest expense over the 24 month period of the new credit facility.

        As a result of the foregoing, our net loss for the three months-ended March
31, 2005 increased approximately 27% to approximately $215,000 from $170,000 during the three months-ended March 31, 2004.

        Results of Operations for the year ended December 31, 2004 as compared to the year ended December 31, 2003

        During the fiscal year ended December 31, 2004, our revenues increased approximately 51% to approximately $558,000 from approximately $370,000 during the fiscal year ended December 31, 2003, primarily as a result of attracting new customers to our services and increasing the volume of services sold to existing customers. During 2004, our cost of revenue increased approximately 20% to approximately $577,000 from approximately $482,000 in 2003, primarily as a result of additional costs associated with hiring additional laboratory personnel to support our increased testing volumes as well as increased costs as a result of opening new lines of business. This resulted in a gross margin deficit of approximately $19,000 in 2004 versus a gross margin deficit of approximately $112,000 for 2003. In percentage terms, our gross margin deficit decreased from negative 30% of revenue in 2003 to negative 3% of revenue in
2004. We expect our gross margin to improve and turn positive in 2005 as a result of our expected increase in sales and as we begin to experience the benefit of economies of scale on our costs.

        During 2004, our general and administrative expenses increased by approximately 86% to approximately $711,000 from approximately $383,000 in 2003, primarily as a result of higher personnel and personnel-related expenses associated with increased levels of staffing. General and administrative expenses include all of our overhead and technology expenses, as well as the cost of our management and sales personnel. Interest expense increased approximately 117% during 2004 to approximately $89,000 from approximately

                                       27

$41,000 in 2003. Interest expense is mainly comprised of interest payable on advances from our credit facility from MVP 3, LP, which have increased to fund our losses.

        As a result of the foregoing, our net loss increased by 53% or $283,000 to
$819,000 in 2004 from $536,000 in 2003. Our net loss per share was $0.04 for the year ended December 31, 2004 and the year ended December 31, 2003.

        During the twelve months ended December 31, 2004, our average revenue per test increased by 8% from approximately $448 to approximately $484. Revenues per test are a function of both the nature of the test and the payer (Medicare,
Medicaid, third party insurer, institutional client etc.). Our policy is to record as revenue the amounts that we expect to collect based on published or contracted amounts and/or prior experience with the payer. We have established a reserve for uncollectible amounts based on estimates of what we will collect from (a) third-party payers with whom we do not have a contractual arrangement or sufficient experience to accurately estimate the amount of reimbursement we will receive, (b) co-payments directly from patients, and (c) those procedures that are not covered by insurance or other third party payers. On December 31,
2004, our Allowance for Doubtful Accounts reserve was approximately $8,700.

Liquidity and Capital Resources

        During the three months ended March 31, 2005, our operating activities used approximately $243,000 in cash. This amount primarily represented cash used to pay general and administrative expenses associated with our operations and fund our working capital needs. We also spent approximately $12,000 on new equipment.
We were able to finance operations and equipment purchases primarily through the sale of equity securities and net advances under our Credit Facility, which together provided approximately $254,000 during the three months ended March 31,
2005. At March 31, 2005, we had cash and cash equivalents of approximately
$113,000.

        During the fiscal year ended December 31, 2004, our operating activities used approximately $658,000 in cash. This amount primarily represented cash used to pay the expenses associated with our operations as well as fund our working capital needs. We also spent approximately $86,000 on new equipment We were able to finance operations and equipment purchases primarily through net advances on our credit facility of approximately $91,000 and equity sales to third parties, net of transaction expenses, of approximately $740,000. This resulted in net cash from financing activities of approximately $832,000 for the year ended
December 31, 2004. At December 31, 2004, we had cash or cash equivalents of approximately $113,000.

        During 2004, we sold 3,040,000 shares of our common stock in a series of private placements at $0.25/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $740,000 after deducting certain transaction expenses. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors. We have registered these shares in this offering; however, we are still in breach of such provision under certain of the stock purchase agreements executed with third party investors until such time as this registration statement is declared effective by the SEC. There were no penalties stipulated for failing to meet this registration deadline.

        On April 15, 2003, we entered into a revolving credit facility with MVP 3,
LP ("MVP 3"), a partnership controlled by certain of our shareholders. Under the terms of the agreement MVP 3, LP agreed to make available up to $1.5 million of debt financing with a stated interest rate of prime + 8% and such credit facility had an initial maturity of March 31, 2005. At December 31, 2004, we owed MVP 3, approximately $740,000 under this loan agreement, which is classified as "Due to affiliates" under the current liabilities section of our balance sheet. This obligation was repaid in full on March 23, 2005

        On January 3, 2005, we issued 27,288 shares of common stock under the
Company's 2003 Equity Incentive Plan to two employees of the Company in satisfaction of $6,822 of accrued, but unpaid vacation.

        During the period January 3, 2005 to March 31, 2005, we sold 450,953 shares of our common stock in a series of private placements at $0.30/share and
$0.35/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $146,000. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors. We have registered these shares in this offering.

        On March 23, 2005, we entered into an agreement with Aspen Select
Healthcare, LP (formerly known as MVP 3, LP) to refinance our existing indebtedness of $740,000 and provide for additional liquidity of up to $760,000

                                       28

to the Company. Under the terms of the agreement, Aspen Select Healthcare, LP
("Aspen"), a Naples, Florida-based private investment fund will make available up to $1.5 million of debt financing in the form of a revolving credit facility
(the "Credit Facility") with an initial maturity of March 31, 2007. Aspen is managed by its General Partner, Medical Venture Partners, LLC, which is controlled by Steven C. Jones, a director of the Company.

        Under the terms of the Credit Facility, we are able to borrow up to 80% of
"eligible" accounts receivable, 50% of our net furniture and equipment balance, secured by substantially all of our assets, and up to $500,000 on an unsecured basis until April 30, 2005 and up to $1,000,000 on an unsecured basis after
April 30, 2005. The interest rate on the Credit Facility is prime + 6.0%, payable monthly in arrears. With respect to this agreement, we are subject to the following restrictive covenants: (i) we are not to incur indebtedness outside of this agreement in excess of $50,000 without written authorization of
Aspen, (ii) we cannot declare or pay any dividend on our common stock, and (iii)
we are also subject to other general covenants typical of an instrument of this kind. As part of the Credit Facility transaction, the Company also issued to
Aspen a five year Warrant to purchase up to 2,500,000 shares of its common stock at an exercise price of $0.50/share.

        On June 6, 2005, the Company entered into a Standby Equity Distribution
Agreement with Cornell Capital Partners. Pursuant to the Standby Equity
Distribution Agreement, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of
$5.0 million. The amount of each advance is subject to a maximum advance amount of $750,000, and we may not submit any advance within five trading days of a prior advance. Cornell Capital Partners will pay the Company 98% of, or a 2%
discount to, the lowest volume weighted average price of the common stock during the five consecutive trading day period immediately following the notice date.
Of each advance made by the Company, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners received a one-time commitment fee in the form of 381,888 shares of common stock in the amount of
$140,000 on June 6, 2005, under the Standby Equity Distribution Agreement and will receive an additional commitment fee in the form of a $50,000 promissory note on the earlier of (i) June 6, 2005, or (ii) the date the Company receives advances under the Standby Equity Distribution Agreement in an amount greater than or equal to $2,500,000.

        At the present time, we have limited cash resources. We do not anticipate that we will generate significant cash flow from operating activities until late
2005. As a result, we anticipate that we will require approximately $200,000 to
$300,000 of additional working capital financing during the next twelve months in order to meet our working capital requirements during this period. We currently plan to finance our operations through borrowings under our Credit
Facility with Aspen and under the Standby Equity Distribution Agreement.
Advances under the Credit Facility are limited, at any given time, based on a formula contained in the loan agreement. The Company may not be eligible to obtain all of its working capital funding needs from Aspen or under the Standby
Equity Distribution Agreement. If the Company is unable to obtain such funding, the Company will be required to curtail or discontinue operations.

Capital Expenditures

        We currently forecast capital expenditures for the coming year in order to execute on our business plan. The amount and timing of such capital expenditures will be determined by the volume of business, but we currently anticipate that we will need to purchase approximately $200,000 to $300,000 of additional capital equipment during the next twelve months. We plan to fund these expenditures through borrowings under our Credit Facility with Aspen and through traditional lease financing from equipment lessors. We may not be eligible to obtain all of our capital equipment funding needs from Aspen or another source.
If we are unable to obtain such funding, we will be required to curtail our equipment purchases, which may have an impact on our ability to generate revenues.

                                       29

                            DESCRIPTION OF BUSINESS

        The Company operates a medical testing laboratory and research facility based in Fort Myers, Florida that is targeting the rapidly growing genetic and molecular testing segment of the medical laboratory market. Our common stock is listed on the NASDAQ Over-the Counter Bulletin Board (the "OTCBB") under the symbol "NGNM." Our business plan features two concurrent objectives:

        1. Development of a clinical laboratory to offer cytogenetics, flouresence in-situ hybridization (FISH), Flow Cytometry and molecular biology testing services; and

        2. Development of a research laboratory to offer sponsored research services to other companies that are seeking to develop genomic products that will determine the genetic basis for female and neonatal diseases, cancers and other forms of disease.

        NeoGenomics' vision is to merge a high-end genetics and molecular testing laboratory with ongoing research activities to help bridge the gap between clinical medicine and genomic research. We believe that this combination could allow the Company to speed the process of discovery and innovation and develop new advanced testing methods to identify the genetic and molecular causes of disease. Over the last 5 years, advances in technology and genetic research, including the complete sequencing of the human genome, have made possible a whole new set of tools to diagnose and treat diseases. This has opened up an opportunity for laboratory companies that are positioned to address this growing market segment.

        We believe genetic/molecular testing is the newest and fastest growing subset of the laboratory market. Genetic testing or "cytogenetics" involves analyzing chromosomes taken from the nucleus of cells and looking for abnormalities in a process called karyotyping. A karyotype evaluates the entire
46 human chromosomes by number and banding patterns to identify abnormalities associated with disease. Examples of cytogenetic testing include bone marrow testing to diagnose various types of leukemia and lymphoma, and amniocentesis testing of pregnant women to diagnose genetic anomalies such as Down syndrome in a fetus. Molecular biology involves testing for even more specific causes of diseases based on very small alterations in cellular biology and DNA. Examples of common molecular biology testing include screening for paternity, cystic fibrosis or Tay-Sachs disease.

        Both cytogenetics and molecular biology have become important and highly-accurate diagnostic tools over the last five years. New tests are being developed rapidly, thus this market segment is expanding rapidly.
Genetic/molecular testing requires very specialized equipment and credentialed individuals (typically PhD level) to certify the results. The following chart shows the differences between the genetic/molecular segment and other segments of the medical laboratory testing market. Up until about five years ago, the genetic/molecular segment was considered to be part of the Anatomic Pathology segment, but given its rapid growth, many industry veterans now break genetic/molecular testing out into its own segment.

COMPARISON OF THE MEDICAL LABORATORY MARKET SEGMENTS (1)

             Attributes                      Clinical              Anatomic Pathology            Genetic/Molecular

        Testing Performed On               Blood, Urine               Tissue/Cells             Chromosomes/Molecules
               Volume                          High                       Low                           Low
       Physician Involvement                    Low                High - Pathologist                   Low
     Malpractice Ins. Required                  Low                       High                          Low
      Other Professionals Req.                 None                       None               Cyto/Molecular geneticist
        Level of Automation                    High                   Low-Moderate                    Moderate
        Diagnostic in Nature                Usually Not                   Yes                           Yes
      Types of Diseases Tested             Many Possible         Primarily to Rule out            Rapidly Growing
                                                                         Cancer
       Typical per Price/Test              $5 - $35/Test            $25 - $500/Test              $200 - $1,000/Test
      Estimated Size of Market           $25 - $30 Billion        $8.0 - $10.0 Billion          $3.0 - $4.0 Billion
     Est. Growth Rate of Market          4.0 -5.0% Annually        6.0 - 7.0% Annually            25.0+% Annually

      Established Competitors            Quest Diagnostics         Quest Diagnostics              Genzyme Genetics
                                              LabCorp               LabCorp/US Labs              Quest Diagnostics
                                         Bio Reference Lab           Genzyme/Impath              LabCorp/Esoterics
                                          Specialty Labs               Ameripath                 Major Universities
                                         DSI Laboratories          Local Pathologists
                                           Hospital Labs

(1) Derived from industry analyst reports and Company estimates.

                                       30

        Our initial focus is on the oncology and advanced natology testing markets.
We target oncologists that perform bone marrow sampling and obstetricians and perinatologists that perform amniocentesis testing and other natology screening tests. Historically, our clients have been predominantly located in Florida.
Beginning in January 2005, based on the experience of our new President, we began targeting large institutional clients in the Eastern United States. As we grow, we anticipate offering additional tests that will allow us to more broadly penetrate the oncology and advanced natology testing markets as well as broaden our focus from genetic and molecular biology testing to more traditional types of anatomic pathology testing that are complementary to our current test offerings. We estimate our current and total potential market for each of the above mentioned geographies and sectors is as follows:

                                                      Florida        Southeast U.S.       Total U.S.

Total Oncology Testing Market

Population over 55 years old (millions) (1) (2)           4.6               11.5               60.6
Total Cancer Testing Market ($, MMs) (3)               $583.7           $1,588.2           $8,208.2

Approx % of Market NGNM Currently Addresses (4)           40%                40%                40%
NGNM Current Addressable Market ($, MMs)               $233.5           $  635.3           $3,283.3

Advanced Natology Testing Market (5)
Total # of New Births (1)                             210,122            704,163          4,026,538
Total Natology Advanced Testing Market ($, MMs) (3)    $ 42.0           $  140.8           $  805.3

Approx % of Market NGNM Currently Addresses (4)           35%                35%                 35%
NGNM Current Addressable Market ($, MMs)               $ 14.7           $  49.3            $   281.9
________________________________________

1. US Census Bureau estimates for 2002
2. 76% of all new cancers are reported in people age 55 or older. Source:
   American Cancer Society.
3. Company estimate
4. NeoGenomics intends to increase the % of the overall market it can address by offering more types of tests.
5. Does not include all prenatal testing, just those tests that are applicable to NeoGenomics strategy.

        We compete in the marketplace based on the quality and accuracy of our test results, our turn-around times and our ability to provide after-test support to those physicians requesting consultation. We believe our average 3-5 day turn-around time on oncology-related cytogenetics tests is helping to increase the usage patterns of cytogenetics tests by our referring oncologists and hematopathologists. Based on anecdotal information, we believe that cyotgenetics labs typically have 10-21 day turn-around times on average with some labs running as high as 21 days. Traditionally, longer turn-around times for cytogenetics tests have resulted in fewer tests being ordered since there is an increased chance that the test results will not be returned within an acceptable diagnostic window when other adjunctive diagnostic test results are available.
We believe our turn-around times result in our referring physicians requesting more of our testing services in order to augment or confirm other diagnostic tests, thereby giving us a significant competitive advantage in marketing our services against those of other competing laboratories.

        We have an opportunity to add additional types of tests to our product offering. We believe that by doing so we may be able to capture increases in our testing volumes through our existing customer base as well as more easily attract new customers via the ability to bundle our testing services more appropriately to the needs of the market. For instance, initial testing for most hematological cancers yields total revenue ranging from approximately $1,500 -
$2,500/case and is generally comprised of cytogenetic, FISH, flow cytometry, and morphology testing. Until recently, we only performed cytogenetic testing in-house, which averaged approximately $500 of revenue per case. In December
2004, we added FISH testing to our product offering, and in February 2005, we began offering flow cytometry testing services. We believe that with the addition of these two new testing platforms, we will nearly double our average revenue per oncology case.

        We believe this bundled offering approach could drive large increases in our revenue and afford the Company significant synergies and efficiencies in our operations, sales and marketing activities.

                                                         Avg. Rev/Test

          Cytogenetics                                     $400-$600

          Fluorescence In Situ Hybridization (FISH)        $200-$400

                                       31

          Flow cytometry

            - Technical component                          $400-$600

            - Professional component                       $100-$200

          Morphology                                       $400-$700

                  Total                                $1,500-$2,500
                                                       ==============

        In addition to clinical testing, we also engage in sponsored research activities. Our planned research initiatives are focused on the underlying genetic causes of female diseases. Cancers and other diseases of the ovary, uterus, cervix, and breast all have an underlying genetic basis. Identifying the genetic changes unique to these diseases will allow us to develop tests to identify which individuals are at increased genetic risk of developing these diseases. We plan to collaborate with pharmaceutical and other healthcare companies to develop intellectual property that can be a source of revenue. In addition, we hope to develop proprietary tests that will allow for accurate screening and early detection of various female and other genetic diseases.

        NeoGenomics was founded by Dr. Michael T. Dent in June of 2001. Dr. Dent is the founder and primary physician of an OB/GYN practice in Southwest Florida. In
November of 2001, NeoGenomics became a publicly-traded company by reverse merging into American Communications Enterprises, Inc, which was a shell corporation at the time. During 2002, we assembled our initial staff and began clinical testing operations. In 2003, we obtained new venture capital sponsorship through Medical Venture Partners, LLC, a related entity, and moved to a much larger, state-of-the art laboratory facility in Fort Myers, Florida.
In January 2005, we hired our President, Robert Gasparini. Mr. Gasparini has considerable experience in building genetic and molecular laboratory companies.

Business of NeoGenomics

        Services

        We operate a medical testing and research laboratory located in Fort Myers,
Florida. We provide genetic and molecular testing services for the following purposes:

        |X| To find out if a person is a carrier of a certain disease.

        |X| To learn if a person has an inherited predisposition to a certain disease, like breast or ovarian cancer (also known as susceptibility testing).

        |X| To help expecting parents identify whether their unborn child will have a genetic disease or disorder (prenatal testing).

        |X| To confirm the diagnosis of certain diseases or disorders (for example, leukemia and Down Syndrome).

        We currently offer three types of services: cytogenetics testing, molecular biology testing and sponsored research services:

        Cytogenetics Testing. Cytogenetics testing is routinely used to identify genetic abnormalities in pregnancy, as well as hematologic cancers. Most of our cytogenetics testing is chromosome analysis done through a process called karyotyping, which is an analysis of the chromosomes in a single cell from one individual. Currently, we offer the following types of cytogenetics tests, each of which is performed on different types of biological samples: bone marrow tests to assist in the diagnosis of leukemia and lymphoma, amniocentesis tests to assist in the diagnosis of prenatal genetic anomalies such as Down syndrome, products of conception tests to assist in determining the causes of miscarriage during pregnancy, and various other specialty tests.

        We believe that historically cytogenetics testing by large national laboratories and other competitors has taken anywhere from 10-14 days on average to obtain a complete diagnostic report. We believe that as a result of this, many practitioners have refrained from ordering such tests because the results traditionally were not returned within an acceptable diagnostic window. We have designed our business operations in order to complete our cytogenetics tests for most types of biological samples and produce a complete diagnostic report and make it available electronically within 3-5 days. We believe these turnaround times are among the best in the industry. Furthermore, we believe that as we continue to demonstrate these turnaround times to customers and the awareness of the benefits of cytogenetics testing continues to increase, more and more

                                       32

practitioners will incorporate cytogenetics testing into their diagnostic regimes and thus drive incremental growth in our business.

        As an adjunct to traditional chromosome analysis, we offer Fluorescence In
Situ Hybridization (FISH) testing and flow cytometry testing to expand the capabilities of routine chromosome analysis in cancer and prenatal testing. FISH testing permits preliminary identification of the most frequently occurring numerical chromosomal abnormalities in a relatively rapid manner. FISH, was originally used as an additional staining method (the colorization of chromosomes to highlight markers and abnormalities) for metaphase analysis
(cells in a divided state after they are cultured), but is now being applied to interphase chromosome analysis (uncultured, single cells). During the past 5 years, FISH testing has begun to demonstrate its considerable diagnostic potential. The development of molecular probes by using DNA sequences of differing sizes, complexity, and specificity, coupled with technological enhancements (direct labeling, multicolor probes, computerized signal amplification, and image analysis) make FISH a powerful investigative and diagnostic tool. Although FISH has great potential in a variety of cytogenetics studies, particular attention has been focused on its use in prenatal diagnosis of chromosomal anomalies, because of the speed with which results are attainable
(traditional amniocentesis tests take 7-10 days to complete).

        Molecular Biology Testing. Molecular biology testing involves testing DNA and other molecular structures to screen for and diagnose single gene disorders such as cystic fibrosis and Tay-Sachs disease as well as hematological cancers.
Today there are tests for about 450 genetic diseases. However, the majority of these tests remain available only to research laboratories and are only offered on a limited basis to family members of someone who has been diagnosed with a genetic condition. About 50 genetic tests are more widely available for clinical use. We currently provide these tests on an outsourced basis. We anticipate in the near future performing these tests within our facility as the number of requests we receive for these types of tests continues to increase and we expand our clinical staff. Molecular biology testing is a growing market with many new diagnostic tests being developed every year. The Company is committed to providing the latest and most accurate testing to its clients, where demand warrants it.

        Sponsored Research. The planned focus of our research initiatives is on the underlying genetic causes of female diseases. Cancers and other diseases of the ovary, uterus, cervix, and breast all have an underlying genetic basis.
Identifying the genetic sequences unique to these diseases will allow us to develop tests to identify which individuals are at increased genetic risk of developing these diseases. We plan to collaborate with pharmaceutical and other healthcare companies to develop intellectual property that can be a source of revenue. In addition, we hope to develop proprietary tests that will allow for accurate screening and early detection of various female and other genetic diseases. In order to facilitate our research initiatives, we have formed alliances with Naples Women's Center, Naples Community Hospital, and Florida
Gynecologic Oncology for the purpose of collecting blood and tissue study samples to perform research projects and help identify bio-markers for the underlying presence of disease states. We plan to begin collecting such samples during 2005.

        Bio-markers are unique sequences of proteins which categorically indicate the presence of a disease condition and provide a mechanism for measuring the severity of the condition. In the event we are able to discover disease specific bio-markers, we believe that we can develop tests that will verify and quantify the relevant disease states. We believe such tests would have a potentially wide application for obstetricians and gynecologists worldwide to help them reduce risks to both mother and baby. We have purchased a protein chip mass spectrometer to facilitate our discovery of potential proteins that may be associated with such female diseases.

        Target Markets and Customers

        We have initially targeted all oncologists in southern and central Florida that perform bone marrow sampling. Recently, we started serving clients outside of Florida. In addition, we are currently servicing a few select obstetricians that perform amniocentesis testing. We intend to continue to expand our client base in this area over the next six months and to gradually expand our market presence into northern Florida and continue our expansion along the East Coast.
Within this geography, we currently serve the following types of testing markets:

        Cancer Testing: Historically, the majority of cytogenetics testing has been performed on bone marrow samples in testing for leukemia and lymphomas. Cells obtained from bone marrow are grown in culture and used to determine if certain genetic anomalies exist in patients with leukemia. This information is used to determine the nature of the cancer and determine an appropriate treatment regimen. In addition to cytogenetics testing, oncologists routinely use flow cytometry of bone marrow samples to diagnose cancers. Flow cytometry is a method of separating blood into its different cell types. This methodology is used to determine what cell types within the blood of leukemia and cancer patients is abnormal. Flow cytometry is important in developing an accurate diagnosis and defining what treatment options are best for specific patients. The combination

                                       33

of the two types of tests allows the findings from one test to confirm the findings of another test, which leads to an even more accurate diagnosis.

        The Company currently offers cytogenetics testing and flow cytometry testing. Management believes that by offering both of these tests together as a bundled product while maintaining its industry leading turnaround times, the
Company can increase its testing volumes and its average revenue per case.
Management estimates that flow cytometry tests are performed on approximately
2-3 times as many bone marrow samples as are cytogenetics tests. Furthermore, we believe that many of the local oncologists that send samples to us for cytogenetics testing would welcome the convenience of having a local laboratory perform both types of tests. Thus we believe that by offering flow cytometry we can derive significant increases in our testing volumes through our existing customer base, thereby affording the Company significant synergies and efficiencies in our sales and marketing process.

        Prenatal Testing: A prenatal genetic test is an optional medical test available to women who are considered to be at increased risk for having children with a chromosomal abnormality or an inherited genetic condition.
Prenatal testing is often used to look for conditions such as Down Syndrome, spina bifida, cystic fibrosis, Tay-Sachs disease and others that would show up in early childhood. Two procedures are used in prenatal testing. Amniocentesis, which involves taking a sample of amniotic fluid from the womb for analysis, can be done during the 16th through 20th weeks of pregnancy. Another procedure, chorionic villus sampling (CVS), can be done earlier, at nine to 12 weeks.
Currently these tests carry a risk of miscarriage. Depending on the mother's age and other factors, amniocentesis causes miscarriage in between 1 in 200 and 1 in
400 cases, and CVS has a risk of 1 in 100. We believe that new non-invasive genetic tests will be developed over the next 3-5 years that will significantly reduce this risk of miscarriage and that prenatal genetic testing will increase as a result. In fact, as part of the Company's planned research initiatives, we are exploring whether to conduct research in support of developing a non-invasive amniocentesis test, which we believe could virtually eliminate miscarriage as a result of this type of test.

        Historically, prenatal testing is offered to pregnant women over age 35 they have increased risks of having children with chromosomal abnormalities. For example, a 35-year-old woman has about a 1 in 200 chance of having a baby with a chromosomal abnormality like Down syndrome. A 40-year-old woman has closer to 1 in 50 chance. Current advances in genetic research make it possible to determine more and more conditions through prenatal testing, and we expect more institutional sponsorship of such prenatal testing in the coming years.

        In addition to oncologists and obstetricians, we have identified the following other potential customers for our cytogenetics and molecular biology testing services:

        1. Local perinatologists (specialists in high-risk pregnancies) and genetic counselors;
        2. Hospitals needing karyotyping performed on tissue and blood samples;
        3. Hematologists who need the use of diagnostic molecular biology, cytogenetics testing and flow cytometry testing.
        4. Regional reference labs or other larger laboratory companies that can benefit by our industry leading turnaround times and/or by bundling our services with their own in order to offer a more complete menu of services.

        Distribution Methods

        The Company performs all of its genetic testing at its clinical laboratory facility located in Fort Myers, Florida, and then produces a report for the requesting practitioner. The Company currently out sources all of its molecular biology testing to third parties, but expects to begin bringing some of this testing in-house during the coming year.

Competition

        We are engaged in segments of the medical testing laboratory industry that are competitive. Competitive factors in the genetic and molecular biology testing business generally include reputation of the laboratory, range of services offered, pricing, convenience of sample collection and pick-up, quality of analysis and reporting and timeliness of delivery of completed reports.

        Our competitors in the United States are numerous and include major medical testing laboratories and biotechnology research companies. Many of these competitors have more extensive research and development, regulatory, and production capabilities. Many competitors have greater financial resources.
These companies may succeed in developing products and services that are more

                                       34

effective than any that we have or may develop and may also prove to be more successful than we are in marketing such products and services. In addition, technological advances or different approaches developed by one or more of our competitors may render our products obsolete, less effective or uneconomical.

        We estimate that the United States market for cytogenetics and molecular biology testing is divided among approximately 300 laboratories, many of which offer both types of testing. Of this total group, less than 20 laboratories market their services nationally. We believe that the industry as a whole is still quite fragmented, with the top 20 laboratories accounting for approximately 50% of market revenues.

        Currently there are no other cytogenetics and molecular biology testing facilities in the Southwest Florida region. Most large labs currently have their customers in this area send their samples via an express mail service to regional centers, which can be as far away as California. We intend to gain a significant market presence in the Southwest Florida region by offering faster turnaround times due to the proximity to our customers and high-quality test reports. In addition, we are in the process of developing a fully integrated and interactive web site that will enable us to report real time results to customers in a secure environment.

Suppliers

        The Company orders its laboratory and research supplies from large national laboratory supply companies such as Fisher Scientific, Inc. and Invitrogen
Corporation and does not believe any disruption from any one supplier would have a material effect on its business.

Dependence on Major Customers

        We currently market our services to major hospitals and doctor's practices in southern and central Florida as well as selected other accounts on the East
Coast. During 2004, we performed 1,152 individual cytogenetics and molecular biology tests. Approximately 91% of these tests were performed on bone marrow specimens. In addition, approximately 16.6% of our total tests were ordered by
Doctors with patients in the Naples Community Hospital system. In the event the
Naples Community Hospital system started offering a competing cytogenetics test capability in-house that could match our turnaround times at a competitive price, we would potentially lose a significant percentage of our revenues. -

Trademarks

        Our NeoGenomics logo has been trademarked with the United States Patent and
Trademark Office.

Number of Employees

        As of June 30, 2005, we had thirteen full-time employees and four part-time consultants. During 2005, we plan to add additional laboratory technologists and laboratory assistants to assist us in handling a greater volume of tests and to perform sponsored research projects. In addition, we intend to continue building our sales force in an effort to sustain our sales growth, as well as add personnel in management, accounting, and administrative functions. The number of such additional personnel and their salaries will be determined by the volume of business we are generating and the availability of adequate financial resources to pay the salaries of such personnel.

Government Regulation

        Our business is subject to government regulation at the federal, state and local levels, some of which regulations are described under "Laboratory
Operations," "Anti-Fraud and Abuse," "Confidentiality of Health Information,"
"Food and Drug Administration" and "Other" below.

        Laboratory Operations

        Cytogenetics and, Molecular Biology Testing. The Company's laboratory is located in the state of Florida. Our laboratory has obtained certification under the federal Medicare program, the Clinical Laboratories Improvement Act of 1967, as amended by the Clinical Laboratory Improvement Amendments of 1988
(collectively, "CLIA `88"), and the respective clinical laboratory licensure laws of the state of Florida, where such licensure is required. The Clinical
Laboratories Improvement Act provides for the regulation of clinical laboratories by the U.S. Department of Health and Human Services. Regulations
promulgated under the federal Medicare guidelines, the CLIA and the clinical laboratory licensure laws of the state of Florida affect our genetics laboratory.

        The federal and state certification and licensure programs establish standards for the operation of medical laboratories, including, but not limited to, personnel and quality control. Compliance with such standards is verified by periodic inspections by inspectors employed by federal or state regulatory agencies. In addition, federal regulatory authorities require participation in a proficiency testing program approved by HHS for many of the specialties and subspecialties for which a laboratory seeks approval from Medicare or Medicaid and certification under CLIA `88. Proficiency testing programs involve actual testing of specimens that have been prepared by an entity running an approved program for testing by a laboratory.

        A final rule implementing CLIA `88, published by HHS on February 28, 1992, became effective September 1, 1992. This rule has been revised on several occasions and further revision is expected. The CLIA `88 rule applies to virtually all clinical laboratories in the United States, including our laboratory. We have reviewed our operations as they relate to CLIA `88, including, among other things, the CLIA `88 rule's requirements regarding laboratory administration, participation in proficiency testing, patient test management, quality control, quality assurance and personnel for the types of testing we undertake, and believe we are in compliance with these requirements.
Our laboratory may not pass inspections conducted to ensure compliance with CLIA
`88 or with any other applicable licensure or certification laws. The sanctions for failure to comply with CLIA `88 or state licensure requirements might include the inability to perform services for compensation or the suspension, revocation or limitation of the labs' CLIA `88 certificate or state license, as well as civil and/or criminal penalties.

        Regulation of Genetic Testing. In 2000, the Secretary of Health and Human
Services Advisory Committee on Genetic Testing published recommendations for increased oversight by the Centers for Disease Control and the FDA for all
genetic testing. This committee continues to meet and discuss potential regulatory changes, but no additional formal recommendations have been issued.

        With respect to genetic therapies, which may become part of our business in the future, in addition to FDA requirements, the National Institutes of Health has established guidelines providing that transfers of recombinant DNA into human subjects at NIH laboratories or with NIH funds must be approved by the NIH
Director. The NIH has established the Recombinant DNA Advisory Committee to review gene therapy protocols. Although we do not currently offer any gene therapy services, if we decide to enter this business in the future, we would expect that all of our gene therapy protocols will be subject to review by the
Recombinant DNA Advisory Committee.

        Anti-Fraud and Abuse Laws

        Existing federal laws governing Medicare and Medicaid, as well as some other state and federal laws, also regulate certain aspects of the relationship between healthcare providers, including clinical and anatomic laboratories, and their referral sources, including physicians, hospitals and other laboratories.
One provision of these laws, known as the "anti-kickback law," contains extremely broad proscriptions. Violation of this provision may result in criminal penalties, exclusion from Medicare and Medicaid, and significant civil monetary penalties.

        In January 1990, following a study of pricing practices in the clinical laboratory industry, the Office of the Inspector General ("OIG") of HHS issued a report addressing how these pricing practices relate to Medicare and Medicaid.
The OIG reviewed the industry's use of one fee schedule for physicians and other professional accounts and another fee schedule for patients/third-party payers, including Medicare, in billing for testing services, and focused specifically on the pricing differential when profiles (or established groups of tests) are ordered.

        Existing federal law authorizes the Secretary of HHS to exclude providers from participation in the Medicare and Medicaid programs if they charge state
Medicaid programs or Medicare fees "substantially in excess" of their "usual charges." On September 2, 1998, the OIG issued a final rule in which it indicated that this provision has limited applicability to services for which
Medicare pays under a Prospective Payment System or a fee schedule, such as anatomic pathology services and clinical laboratory services. In several
Advisory Opinions, the OIG has provided additional guidance regarding the possible application of this law, as well as the applicability of the anti-kickback laws to pricing arrangements. The OIG concluded in a 1999 Advisory
Opinion that an arrangement under which a laboratory offered substantial discounts to physicians for laboratory tests billed directly to the physicians could potentially trigger the "substantially in excess" provision and might violate the anti-kickback law, because the discounts could be viewed as being provided to the physician in exchange for the physician's referral to the laboratory of non-discounted Medicare business, unless the discounts could otherwise be justified. The Medicaid laws in some states also have prohibitions related to discriminatory pricing.

        Under another federal law, known as the "Stark" law or "self-referral prohibition," physicians who have an investment or compensation relationship with an entity furnishing clinical laboratory services (including anatomic pathology and clinical chemistry services) may not, subject to certain exceptions, refer clinical laboratory testing for Medicare patients to that

                                       36

entity. Similarly, laboratories may not bill Medicare or Medicaid or any other party for services furnished pursuant to a prohibited referral. Violation of these provisions may result in disallowance of Medicare and Medicaid claims for the affected testing services, as well as the imposition of civil monetary penalties. Some states also have laws similar to the Stark law.

        We will seek to structure our arrangements with physicians and other customers to be in compliance with the anti-kickback, Stark and state laws, and to keep up-to-date on developments concerning their application by various means, including consultation with legal counsel. However, we are unable to predict how these laws will be applied in the future, and the arrangements into which we enter could become subject to scrutiny thereunder.

        In February 1997 (as revised in August 1998), the OIG released a model compliance plan for laboratories that is based largely on corporate integrity agreements negotiated with laboratories that had settled enforcement action brought by the federal government related to allegations of submitting false claims. We have adopted aspects of the model plan that we deem appropriate to the conduct of our business. This adoption may have an impact on the utilization of our services.

        Confidentiality of Health Information

        The Health Insurance Portability and Accountability Act of 1996 ("HIPAA")
contains provisions that affect the handling of claims and other patient information that are, or have been, transmitted electronically. These provisions, which address security and confidentiality of patient information as well as the administrative aspects of claims handling, have very broad applicability and they specifically apply to healthcare providers, which include physicians and clinical laboratories. Rules implementing various aspects of
HIPAA are continuing to be developed. National standards for electronic healthcare transactions were published by HHS on August 17, 2000. The regulations establish standard data content and formats for submitting electronic claims and other administrative health transactions. All healthcare providers will be able to use the electronic format to bill for their services and all health plans and providers will be required to accept standard electronic claims, referrals, authorizations, and other transactions. Under the regulation, all electronic claims transactions must follow a single standardized format. All health plans, providers and clearinghouses had to comply with the standards by October 2003. Failure to comply with this rule could result in significant civil and/or criminal penalties. Despite the initial costs, the use of uniform standards for all electronic transactions is leading to greater efficiency in processing claims and in handling health care information.

        On December 28, 2000, HHS published rules governing the use of individually identifiable health information. The regulation protects certain health information ("protected health information" or "PHI") transmitted or maintained in any form or medium, and requires specific patient consent for the use of PHI for purposes of treatment, payment or health care operations. For most other uses or disclosures of PHI, the rule requires that covered entities (healthcare plans, providers and clearinghouses) obtain a valid patient authorization. For purposes of the criminal and civil penalties imposed under Title XI of the
Social Security Act, the current date for compliance is 2003. Complying with the
Standards, Security and Privacy rules under HIPAA requires significant effort and expense for virtually all entities that conduct healthcare transactions electronically and handle patient health information. We believe we are in compliance with applicable HIPAA regulations regarding the confidentiality of protected health information.

        In addition to the HIPAA rules described above, we are subject to state laws regarding the handling and disclosure of patient records and patient health information. These laws vary widely, and many states are passing new laws in this area. Penalties for violation include sanctions against a laboratory's licensure as well as civil or criminal penalties. We believe we are in compliance with applicable state law regarding the confidentiality of health information.

        Food and Drug Administration

        The FDA does not currently regulate laboratory testing services, which is our principal business. However, we plan to perform some testing services using test kits purchased from manufacturers for which FDA premarket clearance or approval for commercial distribution in the United States has not been obtained by the manufacturers ("investigational test kits"). Under current FDA regulations and policies, such investigational test kits may be sold by manufacturers for investigational use only if certain requirements are met to prevent commercial distribution. The manufacturers of these investigational test kits are responsible for marketing them under conditions meeting applicable FDA requirements. In January 1998, the FDA issued a revised draft Compliance Policy
Guide ("CPG") that sets forth FDA's intent to undertake a heightened enforcement effort with respect to investigational test kits improperly commercialized prior to receipt of FDA premarket clearance or approval. That draft CPG is not presently in effect but, if implemented as written, would place greater restrictions on the distribution of investigational test kits. If we were to be substantially limited in or prevented from purchasing investigational test kits

                                       37

by reason of the FDA finalizing the new draft CPG, there could be an adverse effect on our ability to access new technology, which could have a material adverse effect on our business.

        We also may perform some testing services using reagents, known as analyte specific reagents ("ASRs"), purchased from companies in bulk rather than as part of a test kit. In November 1997, the FDA issued a new regulation placing restrictions on the sale, distribution, labeling and use of ASRs. Most ASRs are treated by the FDA as low risk devices, requiring the manufacturer to register with the agency, list it's ASRs (and any other devices), conform to good manufacturing practice requirements, and comply with medical device reporting of adverse events.

        A smaller group of ASRs, primarily those used in blood banking and/or screening for fatal contagious diseases (e.g., HIV/AIDS), are treated as higher risk devices requiring premarket clearance or approval from the FDA before commercial distribution is permitted. The imposition of this regulatory framework on ASR sellers may reduce the availability or raise the price of ASRs purchased by laboratories like ours. In addition, when we perform a test developed in-house, using reagents rather than a test kit cleared or approved by the FDA, we are required to disclose those facts in the test report. However, by clearly declining to impose any requirement for FDA premarket approval or clearance for most ASRs, the rule removes one barrier to reimbursement for tests performed using these ASRs. We have no plans to perform testing in these high risk areas.

        Other

        Our operations currently are, or may be in the future, subject to various federal, state and local laws, regulations and recommendations relating to data protection, safe working conditions, laboratory and manufacturing practices and the purchase, storage, movement, use and disposal of hazardous or potentially hazardous substances used in connection with our research work and manufacturing operations, including radioactive compounds and infectious disease agents.
Although we believe that our safety procedures comply with the standards prescribed by federal, state and local regulations, the risk of contamination, injury or other accidental harm cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result and any liabilities could exceed our resources. Failure to comply with such laws could subject an entity covered by these laws to fines, criminal penalties and/or other enforcement actions.

        Pursuant to the Occupational Safety and Health Act, laboratories have a general duty to provide a work place to their employees that is safe from hazard. Over the past few years, the Occupational Safety and Health
Administration ("OSHA") has issued rules relevant to certain hazards that are found in the laboratory. In addition, OSHA has promulgated regulations containing requirements healthcare providers must follow to protect workers from blood borne pathogens. Failure to comply with these regulations, other applicable OSHA rules or with the general duty to provide a safe work place could subject employers, including a laboratory employer such as the Company, to substantial fines and penalties.

Properties

        Our laboratory and executive offices are located in a 5,200 square foot facility at 12701 Commonwealth Drive, Suite 9, Fort Myers, FL 33913. We lease this space from an unaffiliated third party under a three year lease agreement on a month-to-month basis at a cost of approximately $6,300/month. The Company believes that its property is suitable for the Company's current and projected needs.

Legal Proceedings

        The Company is currently a defendant in one lawsuit from a former employee relating to compensation related claims. The Company does not believe this lawsuit is material to its operations or financial results and intends to vigorously pursue its defense of the matter.

                                       38

                                   MANAGEMENT

Officers And Directors

        The following table sets forth the names, ages, and titles of each of our directors and executive officers and employees expected to make a significant contribution to the Company.

Name                       Age                  Title

Robert P Gasparini         50                   President, Principal Executive Officer Chief
                                                Science Officer and Director

Michael T. Dent            41                   Chairman of the Board of Directors

Thomas D. Conrad           74                   Director

Steven C. Jones            42                   Acting Chief Financial Officer and Director

George G. O'Leary          42                   Director

Peter M. Peterson          48                   Director

        There are no family relationships between or among the directors, executive officers or any other person. The directors and executive officers of the
Company are not directors or executive officers of any company that files reports with the SEC, nor have they been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending the Company's directors and officers from engaging in any business, securities or banking activities, and has not been found to have violated, nor been accused of having violated, any federal or state securities or commodities laws.

        The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. The Company's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the
Board.

        Certain biographical information of our directors and officers is set forth below.

Robert P. Gasparini, M.S. - President, Principal Executive Officer and Chief
Science Officer

        Mr. Gasparini is the President and Chief Science Officer of the Company.
Prior to assuming the role of President, Principal Executive Officer and Chief
Science Officer, Mr. Gasparini was a consultant to the Company since August
2004. Prior to NeoGenomics, Mr. Gasparini was the Director of the Genetics
Division for US Pathology Labs, Inc. ("US Labs") from January 2001 to December
2003. During this period, Mr. Gasparini started the Genetics Division for US
Labs and grew annual revenues of this division to $30 million over a 30 month period. Prior to US Labs, Mr. Gasparini was the Molecular Marketing Manager for
Ventana Medical Systems from 1999 to 2001. Prior to Ventana, Mr. Gasparini was the Assistant Director of the Cytogenetics Laboratory for the Prenatal
Diagnostic Center from 1993 to 1998 an affiliate of Mass General Hospital and part of Harvard University. While at the Prenatal Diagnostic Center, Mr.
Gasparini was also an Adjunct Professor at Harvard University. Mr. Gasparini is
a licensed Clinical Laboratory Director and an accomplished author in the field of Cytogenetics. He received his BS degree from University of Connecticut in
Biological Sciences and his Master of Health Science degree from Quinnipiac
College in Medical Laboratory Sciences.

Michael T. Dent M.D. - Chairman of the Board

        Dr. Dent is our founder and Chairman of the Board. Dr. Dent was our
President and Chief Executive Officer from June 2001, when he founded
NeoGenomics, to April 2003. From April 2003 until April 2004, Dr. Dent served as our President and Chief Medical Officer. Dr. Dent founded the Naples Women's
Center in 1996 and continues his practice to this day. He received his training

                                       39

in Obstetrics and Gynecology at the University of Texas in Galveston. He
received his M.D. degree from the University of South Carolina in Charleston,
S.C. in 1992 and a B.S. degree from Davidson College in Davidson, N.C. in 1986.
He is a member of the American Association of Cancer Researchers and a Diplomat
and fellow of the American College of Obstetricians and Gynecologists. He sits on the Board of the Florida Life science Biotech Initiative.

Thomas D. Conrad, PhD. - Director

        Dr. Conrad has been involved in starting and operating numerous businesses during his 50-year professional career. He is currently the President of
Financial Management Corporation, which acts as the General Partner for
Competitive Capital Partners, LP, a Naples, Florida-based hedge fund. Prior to his involvement in the fund management business, Dr. Conrad was involved with, among others The Military Benefit Association and The Government Employees
Association, both large life insurance companies. Dr. Conrad has taught at five universities, been a cattleman, an Army pilot and a restaurateur. Before coming to Florida he was a member of the Reagan Administration as an Assistant
Secretary of the United States Air Force. Dr. Conrad has a BS and an MBA Degree
from the University of Maryland and received his PhD. in Business from the
American University.

Steven C. Jones - Director and Acting Principal Financial Officer

        Mr. Jones has served as a director since October 2003. He is the co-founder and Chairman of Aspen Capital Group, LLC, a diversified financial services company. He is also a Managing Director in Medical Venture Partners, LLC, a venture capital firm established in 2003 for the purpose of making investments in the healthcare industry. Mr. Jones has also been President and a Managing
Director of Aspen Capital Advisors since January 2001. Prior to that Mr. Jones was Executive Vice President and Chief Financial Officer of The Fiera Group,
Inc., a technology-based, commerce enabling company. Prior to that, among other positions, Mr. Jones was a Vice President in the Telecommunications, Media and
Technology Investment Banking Group at Merrill Lynch & Co. Mr. Jones received his B.S. degree in Computer Engineering from the University of Michigan in 1985 and his MBA from the Wharton School of the University of Pennsylvania in 1991.
He is also a founder and Chairman of the Board of Directors of T3
Communications, LLC, a privately held telecommunications company.

George G. O'Leary - Director

        Mr. O'Leary is currently the Chief Executive Officer of US Medical
Consultants, LLC. Prior to assuming his duties with US Medical, he was a consultant to the company and acting Chief Operating Officer since October 2004.
Prior to NeoGenomics, Mr. O'Leary was the President and CFO of Jet Partners, LLC
from 2002 to 2004. During that time he grew annual revenues from $12 million to
$17.5 million. Prior to Jet Partners, Mr. O'Leary was CEO and President of
Communication Resources Incorporated (CRI) from 1996 to 2000. During that time he grew annual revenues from $5 million to $40 million. Prior to CRI, Mr.
O'Leary held various positions including VP of Operations for Cablevision
Industries from 1987 to 1996. Mr. O'Leary was a CPA with Peat Marwick Mitchell from 1984 to 1987. He received his BBA degree in Accounting from Siena College in Albany, New York.

Peter M. Peterson - Director

        Mr. Peterson is the founder of Aspen Capital Partners, LLC which specializes in capital formation, mergers & acquisitions, divestitures, and new business start-ups. Mr. Peterson is also the Chairman and Founder of CleanFuel
USA and the Chairman of Innovative Software Technologies (OTCBB: INIV). Prior to
forming Aspen Capital Partners, Mr. Peterson was Managing Director of Investment
Banking with H. C. Wainwright & Co. Prior to Wainwright, Mr. Peterson was
president of First American Holdings and Managing Director of Investment
Banking. Previous to First American, he served in various investment banking roles and was the co-founder of ARM Financial Corporation. Mr. Peterson was one of the key individuals responsible for taking ARM Financial public on the OTC market and the American Stock Exchange. Under Mr. Peterson's financial leadership, ARM Financial Corporation was transformed from a diversified holding company into a national clinical laboratory company with more than 14 clinical laboratories and ancillary services with over $100 million in assets. Mr.
Peterson also served as President and founder of the Paramount Group, Inc., a privately held real estate company specializing in financing and project consulting. He has also served as an officer or director for a variety of other companies, both public and private. Mr. Peterson earned a Bachelor of Science degree in Business Administration from the University of Florida.

                                       40

Audit Committee

        Currently, the Company's Audit Committee of the Board of Directors is
comprised of Mr. Jones and Mr. O'Leary. The Board of Directors believes that both Mr. O'Leary and Mr. Jones are "financial experts" (as defined in Regulation
228.401(e)(1)(i)(A) of Regulation S-B). Mr. Jones is a Managing Member of
Medical Venture Partners, LLC, which serves as the general partner of Aspen
Select Healthcare LP, a partnership which controls approximately 44% of the voting stock of the Company. Thus Mr. Jones would not be considered an
"independent" director under Item 7(d)(3)(iv) of Schedule 14A of the Securities
Exchange Act of 1934.

Code of Ethics

        The Company has adopted the Code of Ethics for its senior financial officers and the principal executive officer.

Executive Compensation

        Summary Compensation Table

        The following table provides certain summary information concerning compensation paid by the Company to or on behalf of our most highly compensated executive officers for the fiscal years ended December 31, 2004, 2003, and 2002:

                                                                               Other
Name and Principal Capacity           Year                 Salary           Compensation

Thomas H. White                       2004              $125,000 (2)          $27,150 (2)
Chief Executive Officer (1)           2003              $ 20,139              $6,330
                                      2002                    -                   --
Robert P. Gasparini                   2004              $ 22,500 (3)               -
President & Chief Science Officer     2003                    -                    -
                                      2002                    -                    -
Dr. Michael T. Dent                   2004              $ 37,334 (5)               -
Chairman, President and               2003                    -                    -
Chief Medical Officer (4)             2002              $130,669 (6)               -

(1) Mr. White became the Company's Chief Executive Officer on October 20, 2003
    but was subsequently terminated as CEO on December 31, 2004.
(2) 2004 amounts for Mr. White reflect $29,167 and $1,500 of accrued severance compensation as of December 31, 2004.
(3) Mr. Gasparini was appointed as President and Chief Science Officer on
    January 3, 2005. During 2004, he acted as a consultant to the Company and the amounts indicated represent his consulting income.
(4) Dr. Dent served as the Company's Chief Executive Officer from June 2001 until April 2003. From April 2003 until April 2004, Dr. Dent served as the
    President and Chief Medical Officer. Dr. Dent has been Chairman of the
    Board since October 2003.
(5) During 2004, Dr. Dent acted as a consultant to the Company. The amounts indicated, represent his consulting income.
(6) During 2002, Dr. Dent received 105,635 shares of the Company's common stock in lieu of cash salary payments due to him for salary earned in 2001 and the first nine months of 2002. Such shares were collectively valued at
    $109,021 at the various times of issue and were issued pursuant to a
    Registration Statement on Form S-8. The remaining $31,248 of salary earned by Dr. Dent was earned in the fourth quarter of 2002 and was accrued as a cash obligation of the Company on its financial statements. As of December
    31, 2004, all of these amounts had been paid.

Employment Agreements

        Robert P. Gasparini

        We entered into an employment agreement with Robert P. Gasparini December
14, 2004, to serve as our President and Chief Science Officer. The employment agreement has an initial term of three years, effective January 3, 2005;
provided, however that either party may terminate the agreement by giving the other party sixty days written notice. The employment agreement specifies an initial base salary of $150,000/year, with specified salary increases to
$185,000/year over the first 18 months of the contract. Mr. Gasparini is also

                                       41

entitled to receive cash bonuses for any given fiscal year in an amount equal to
15% of his base salary if he meets certain targets established by the Board of
Directors. In addition, Mr. Gasparini was granted 1,000,000 Incentive Stock
Options that have a ten year term so long as Mr. Gasparini remains an employee of the Company. Such options vest according to the following schedule:

                  Time-Based Vesting

                     75,000         on the Effective Date;
                    100,000         on the first anniversary of the Effective Date;
                    125,000         on the second anniversary of the Effective Date;
                     12,500         per month from the 25th to 36th month from the Effective Date;

                  Performance-Based Vesting

                     25,000         revenues generated from FISH by December 15, 2004
                     25,000         revenues generated from FLOW by January 31, 2005
                     25,000         revenues generated from Amniocentesis by January 31, 2005
                     25,000         hiring a lab director by September 30, 2005
                     25,000         bringing in 4 new clients to the lab by June 30, 2005
                     25,000         closing on first acquisition by December 31, 2005

                  In addition:

                     50,000         if the Company achieves the consolidated revenue for FY 2005 of $2.5 million;
                     50,000         if the Company achieves the net income projections for FY 2005 of $150,000;
                     50,000         if the Company  achieves  the  consolidated  revenue  goal for FY 2006  outlined by the
                                    Board of Directors as part of the Employee's FY 2006 bonus plan;
                     50,000         if the Company  achieves the  consolidated  net income goal for FY 2006 outlined by the
                                    Board of Directors as part of the Employee's FY 2006 bonus plan;
                     50,000         if the Company  achieves  the  consolidated  revenue  goal for FY 2007  outlined by the
                                    Board of Directors as part of the Employee's FY 2007 bonus plan;
                     50,000         if the Company  achieves the  consolidated  net income goal for FY 2007 outlined by the
                                    Board of Directors as part of the Employee's FY 2007 bonus plan;
                     50,000         when the Company's  stock  maintains an average  closing bid price (as quoted on NASDAQ
                                    Bulletin Board) of $0.75/share over the previous 30 trading days;
                     50,000         when the Company's  stock  maintains an average  closing bid price (as quoted on NASDAQ
                                    Bulletin Board) of $1.50/share over the previous 30 trading days;

        Mr. Gasparini's employment agreement also specifies that he is entitled to four weeks of paid vacation per year and other health insurance and relocation benefits. In the event that Mr. Gasparini is terminated without cause by the
Company, the Company has agreed to pay Mr. Gasparini's base salary and maintain his employee benefits for a period of six months.

        Thomas H. White

        We entered into an employment agreement with Thomas H. White on October 14,
2003, to serve as our Chief Executive Officer. The employment agreement had an initial term of three years; provided, however that either party could terminate the agreement by giving the other party sixty days written notice. The employment agreement specified an initial base salary of $100,000/year with salary increases and bonuses at the discretion of the compensation committee of the Board of Directors. In addition, Mr. White was granted 900,000 Incentive
Stock Options that had a ten year term so long as Mr. White remains an employee of the Company. Mr. White's employment agreement also specified that in the event that Mr. White was terminated without cause by the Company, the Company would pay Mr. White's base salary and maintain his employee benefits for a period that is equal to one month for every full year of his employment by the
Company (subject to a minimum of two months and a maximum of six months). On
December 14, 2004, the Company notified Mr. White that it was terminating his employment and was providing the 60 day notice period specified in his agreement. Mr. White's effective date of termination with the Company was
February 15, 2005, however, pursuant to his Employment Agreement, he was entitled to receive base pay and benefits through April 15, 2005.

                                       42

Securities Authorized for Issuance Under Equity Compensation Plans (1)

                               Number of securities to be       Weighted average exercise    Number of securities
                               issued upon exercise of          price of outstanding         remaining available
       Plan Category           outstanding options, warrants    options, warrants and        for future issuance
                               and rights                       rights

Equity compensation plans
approved by security                                                                               587,537
holders (2)                      1,585,000                              $0.26

Equity compensation plans
not approved by security                                                                               N/A
holders (3)                      2,825,649                              $0.45

              Total              4,410,649                              $0.38                      587,537

(1) As of June 30, 2005.
(2) Currently, the Company's 2003 Equity Incentive Plan is the only equity compensation plan in effect.
(3) The Company currently has 2,825,649 warrants outstanding, of which
    2,217,027 warrants are currently vested.

                                       43

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of July 15, 2005, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director and officer of the Company and all directors and executive officers of the Company as a group. The Company has no other class of equity securities outstanding other than common stock.

     Title of         Name And Address Of Beneficial Owner        Amount and Nature Of         Percent Of Class(1)
      Class                                                       Beneficial Ownership

                        Aspen Select Healthcare, LP (2)                 11,794,657                   48.36%
     Common             1740 Persimmon Drive
                        Naples, Florida 34109

                        Steven C. Jones (3)
     Common             1740 Persimmon Drive
                        Naples, Florida 34109                           12,969,252                   53.18%

                        Michael T. Dent M.D. (4)
     Common             1726 Medical Blvd.
                        Naples, Florida 34110                            2,720,535                   11.96%

     Common             Directors  and  Officers  as a Group  (6        16,928,887                   67.48%
                        persons)

(1) Applicable percentage of ownership for Aspen Select Healthcare, LP and
Steven C. Jones is based on 22,498,252 shares of common stock outstanding and
1,891,378 warrants exercisable within 60 days of July 15, 2005. Applicable percentage of ownership for Michael T. Dent is based on 22,498,252 shares of common stock outstanding and 250,000 options exercisable within 60 days as of
July 15, 2005. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 15, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Aspen Select Healthcare, LP ("Aspen") has direct ownership of 9,903,279 shares and has a warrant with 1,891,378 shares currently exercisable within 60 days of July 15, 2005. The general partner of Aspen is Medical Venture Partners,
LLC, an entity controlled by Steven C. Jones.

(3) Steven C. Jones has direct ownership of 1,174,595 shares, but as a member of the general partner of Aspen, he has the right to vote all shares held by Aspen, thus 9,903,279 shares and 1,891,378 warrant shares which are currently exercisable within 60 days of July 15, 2005 have been added to his total.

(4) Michael T. Dent has direct ownership of 2,470,535 shares and has options to purchase 250,000 shares from the Company which are currently exercisable within
60 days of July 15, 2005.

                                       44

               MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

        Our common stock is currently listed on the Bulletin Board System under the symbol "NGMN.OB." Set forth below is a table summarizing the high and low bid quotations for our common stock during its last two fiscal years adjusted for the 1:100 reverse stock split consummated on April 16, 2003. All other share references in this prospectus have also been adjusted to reflect this 1:100 reverse stock split.

     2005                  High Bid               Low Bid
     First Quarter                 $0.60                  $0.25
     Second Quarter                $0.60                  $0.26

     2004                  High Bid               Low Bid
     First Quarter                 $1.22                  $0.05
     Second Quarter                $0.74                  $0.30
     Third Quarter                 $0.45                  $0.20
     Fourth Quarter                $0.70                  $0.18

     2003                  High Bid               Low Bid
     First Quarter                 $1.00                  $0.35
     Second Quarter                $0.55                  $0.04
     Third Quarter                 $0.10                  $0.06
     Fourth Quarter                $0.13                 $0.045

        The above table is based on over-the-counter quotations. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions, and may not represent actual transaction.

        As of July 14, 2005, there were 360 stockholders of record of the common stock.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We intend to retain all future earnings to finance future growth and therefore, do not anticipate paying any cash dividends in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the first eight months of 2003, the executive offices of the Company shared space, on a rent-free basis, with Naples Women's Center ("NWC"), a company owned by Dr. Michael Dent, our Chairman of the Board. In addition, NWC provided bookkeeping services to the Company free of charge. An estimate of the fair market value of these services has been expensed and added to paid-in capital as a capital contribution.

        During 2001 and 2002, we borrowed approximately $117,332 from the Naples
Women's Center to meet our short-term cash needs. In 2003, we repaid approximately $58,666 of this amount, and in 2004, we repaid the remaining
$58,666, plus accrued interest at a rate of 8.0% per annum.

        During the period from December 2002 to April 2003, Steven C. Jones advanced $32,000 under a short term bridge loan agreement. Mr. Jones is a principal of Aspen Select Healthcare, LP (formerly known as MVP 3, LP), which consummated debt and equity financing transactions with the Company on April 15,
2003 and refinanced the debt portion of the transaction on March 23, 2005. These advances, plus accrued interest at a rate of 8.0% per annum, were repaid to Mr.
Jones on April 17, 2003.

        During 2004 and 2003, the Company paid Mr. Jones $72,500 and $52,000, respectively, in cash for various consulting work performed in connection with assisting in organizing and managing the financial affairs of the Company.

        On April 15, 2003, we entered into a revolving credit facility with MVP 3,
LP ("MVP 3"), a partnership controlled by certain of our shareholders. Under the terms of the agreement MVP 3, LP agreed to make available up to $1.5 million of debt financing with a stated interest rate of prime + 8% and such credit facility had an initial maturity of March 31, 2005. At December 31, 2004, we

                                       45

owed MVP 3, approximately $740,000 under this loan agreement, which is classified as "Due to affiliates" under the current liabilities section of our balance sheet as of December 31, 2004. This obligation was repaid in full on
March 23, 2005.

        On March 23, 2005, we entered into an agreement with Aspen Select
Healthcare, LP (formerly known as MVP 3, LP) to refinance our existing indebtedness of $740,000 and provide for additional liquidity of up to $760,000 to the Company. Under the terms of the agreement, Aspen Select Healthcare, LP
("Aspen"), a Naples, Florida-based private investment fund will make available up to $1.5 million of debt financing in the form of a revolving credit facility
(the "Credit Facility") with an initial maturity of March 31, 2007. Aspen is managed by its General Partner, Medical Venture Partners, LLC, which is controlled by a director of NeoGenomics.

        Under the terms of the Credit Facility, we are able to borrow up to 80% of
"eligible" accounts receivable, 50% of our net furniture and equipment balance, secured by substantially all of our assets, and up to $500,000 on an unsecured basis until April 30, 2005 and up to $1,000,000 on an unsecured basis after
April 30, 2005. The interest rate on the Credit Facility is prime + 6.0%, payable monthly in arrears. With respect to this agreement, we are subject to the following restrictive covenants: (i) we are not to incur indebtedness outside of this agreement in excess of $50,000 without written authorization of
Aspen, (ii) we cannot declare or pay any dividend on our common stock, and (iii)
we are also subject to other general covenants typical of an instrument of this kind. As part of the Credit Facility transaction, the Company also issued to
Aspen a five year Warrant to purchase up to 2,500,000 shares of its common stock at an exercise price of $0.50/share.

        During 2005 up to the date of this prospectus, the Company paid Aspen Capital
Advisors, a company owned by Mr. Steven C. Jones $32,500 in cash for various consulting work performed in connection with assisting in organizing and managing the financial affairs of the Company.

                                       46

                          DESCRIPTION OF CAPITAL STOCK

Common Stock

        The Company is authorized to issue 100,000,000 shares of Common Stock,
$0.001, of which 22,498,252 shares were issued and outstanding at June 30, 2005.
The securities being offered hereby are common stock. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50%
of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our common stock does not have preemptive rights, meaning that the common shareholders' ownership interest in the Company would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their ownership interest in our company.
Upon an liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock do not have preemptive or conversion rights to subscribe for any our securities and have no right to require us to redeem or purchase their shares. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefor, subject to the priorities given to any class of preferred stock which may be issued.

Preferred Stock

        The Company is authorized to issue 10,000,000 shares of preferred stock, having a par value of $.001 per share (the "Preferred Stock"). The Preferred
Stock may be issued from time to time in one or more series. The Board of
Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them;
and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding and which the Company may be obligated to issue under options, warrants or other contractual commitments. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. As of the date of this prospectus, no such shares have been designated.

Warrants

        The Company currently has 2,825,649 warrants outstanding of which 2,217,027 warrant shares are vested. The exercise price of these warrants range from
$0.01to $0.50per share.

Options

        The Company currently has 1,585,000 options outstanding. The exercise price of these options range from $0.25 to $0.50 per share.

Transfer Agent

        The Company's transfer agent is Standard Registrar & Transfer Company 12528
South 1840 East Draper, Utah 84020. The transfer agent's telephone number is
(801) 571-8844.

Reports To Shareholders

        We intend to furnish our shareholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.

                                       47

Indemnification Of Directors And Executive Officers And Limitation On Liability

        The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud, or a knowing violation of the law.

        Nevada Revised Statutes 78.750, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to any action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

        Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        o By the stockholders;

        o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

        o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

        o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

        o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

        o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       48

                                    EXPERTS

        The audited financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2004 and
December 30, 2003 have been audited by Kingery & Crouse, P.A.. The reports of
Kingery & Crouse, P.A., are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing.

                                 LEGAL MATTERS

        The validity of the shares offered herein will be opined on for us by
Burton, Bartlett & Glogovac.

                             AVAILABLE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the
Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.
Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at
450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at
1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                       49

                              FINANCIAL STATEMENTS

                                                                   PAGE

Consolidated Balance Sheet as of March 31, 2005 (Unaudited)        F-2

Consolidated Statements of Operations For theThree Months
  Ended March 31, 2005 and 2004 (Unaudited)                        F-3

Consolidated Statements of Cash Flows For the Three Months
  Ended March 31, 2005 and 2004 (Unaudited)                        F-4

Notes to Consolidated Financial Statements(Unaudited)           F-5 - F-7

Report of Independent Registered Public Accounting Firm            F-8

Consolidated Balance Sheet as of December 31, 2004                 F-9

Consolidated Statements of Operations For theYears Ended
  December 31, 2004 and 2003                                       F-10

Consolidated Statements of Stockholders' Equity (Deficit)
  For the Years Ended December 31, 2004 and 2003                  F-11

Consolidated Statements of Cash Flows For the Years Ended
  December 31, 2004 and 2003                                      F-12

Notes to Consolidated Financial Statements                     F-13 - F-21

                                      F-1

                                NeoGenomics, Inc.

                        CONSOLIDATED BALANCE SHEET AS OF
                                 March 31, 2005
                                   (unaudited)
________________________________________________________________________________

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                   $    112,959
    Accounts receivable (net of allowance for
       doubtful accounts of $9,496)                                  141,602
    Inventories                                                       27,843
    Other current assets                                              32,559
       Total current assets                                          314,963

PROPERTY AND EQUIPMENT (net of accumulated
   depreciation of $163,727)                                         378,327

OTHER ASSETS                                                          33,898

TOTAL                                                           $    727,188
                                                                =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                            $    138,097
    Deferred revenue                                                 110,000
    Accrued and other liabilities                                     41,073
      Total current liabilities                                      289,170

LONG TERM LIABILITIES (net of unamortized discount
       of $129,925)                                                  765,526

TOTAL LIABILITIES                                                  1,054,696

STOCKHOLDERS' DEFICIT:
    Common stock, $.001 par value, 100,000,000 shares
       authorized; 22,017,657 shares issued and outstanding           22,018
    Additional paid-in capital                                     9,888,886
    Deficit                                                      (10,238,412)
      Total stockholders' deficit                                   (327,508)

TOTAL                                                           $    727,188
                                                                =============
________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-2

                                NeoGenomics, Inc.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
________________________________________________________________________________

                                                For the             For the
                                              Three-Months        Three-Months
                                                 Ended               Ended
                                             March 31, 2005     March 31, 2004

REVENUE                                      $     230,192       $     178,863

COST OF REVENUE                                    176,838             145,986

GROSS  PROFIT                                       53,354              32,877

OTHER OPERATING EXPENSES:
Selling, general and administrative                241,346             181,770
Interest expense                                    27,182              20,716
   Total other operating expenses                  268,528             202,486

NET INCOME (LOSS)                            $    (215,174)      $    (169,609)
                                             ==============      ==============

NET INCOME (LOSS) PER SHARE  - Basic and
Diluted                                      $       (0.01)      $       (0.01)
                                             ==============      ==============

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING -
   Basic and Diluted                            21,744,273          18,449,416
                                             ==============      ==============
________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-3

                                NeoGenomics, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
_______________________________________________________________________________________

                                                       For the             For the
                                                    Three-Months         Three-Months
                                                        Ended               Ended
                                                    March 31, 2005      March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                            $ (215,174)         $   (169,609)
 Adjustments to reconcile net loss to net cash
     used in operating activities:
   Depreciation                                          26,414                15,194
   Equity-based compensation                             31,923                     -
   Provision for bad debts                                8,814                 5,382
     Amortization of debt issue costs                       576                     -
 Changes in assets and liabilities, net:
   (Increase) decrease in accounts receivables,
      net of write-offs                                 (93,926)               (9,594)
   (Increase) decrease in inventory                     (12,721)                1,306
   (Increase) decrease in pre-paid expenses               2,883                 1,375
   (Increase) decrease in other current assets            3,474                 1,023
   (Increase) decrease in deposits                       (5,000)                5,000
   Increase (decrease) in accounts payable and
      other liabilities                                  10,515                21,007

NET CASH USED IN OPERATING ACTIVITIES                  (242,222)             (128,916)

CASH FLOWS FROM INVESTING ACTIVITIES -
   Purchases of property and equipment                  (11,704)              (13,437)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from affiliates, net                       155,451               125,000
    Debt issue costs                                    (53,587)                    -
    Issuances of common stock, net of transaction
       expenses                                         152,473                47,434

NET CASH PROVIDED BY FINANCING ACTIVITIES               254,337               172,434

NET INCREASE IN CASH AND CASH EQUIVALENTS                     411                30,081

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          112,548                25,051

CASH AND CASH EQUIVALENTS, END OF PERIOD             $  112,959          $     55,132
                                                     ===========         =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Interest paid                                     $   30,569          $      6,987
                                                     ===========         =============
   Income taxes paid                                 $        -          $          -
                                                     ===========         =============
_______________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-4

                                NeoGenomics, Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
________________________________________________________________________________

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

        NeoGenomics, Inc. ("NEO") was incorporated under the laws of the state of
Florida on June 1, 2001 and on November 14, 2001 agreed to be acquired by
American Communications Enterprises, Inc., a Nevada corporation ("ACE"). As a result of the acquisition, NEO became the operating subsidiary of ACE. ACE was formed in 1998 and succeeded to NEO's name on January 3, 2002 (collectively NEO and ACE are referred to as "NeoGenomics", the "Company", "we", "us", or "our"
throughout this Form 10-QSB).

        On April 4, 2003, we amended our articles of incorporation to (1) effect a one-for-100 reverse split of our common stock, (2) reduce the authorized number of common shares from 500,000,000 to 100,000,000, and (3) authorize 10,000,000 shares of preferred stock for future issuance, with such terms, restrictions and limitations as may be established by the Board of Directors.

        As a result of the above, all references to the number of shares and par value in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the April 2003 reverse stock split as though it had been completed as of January 1, 2003.

Basis of Presentation

        Our accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the
United States of America for interim financial information and the instructions to Form 10-QSB and Rule 10-1 of Regulation S-X of the Securities and Exchange
Commission (the "SEC"). Accordingly, these consolidated financial statements do not include all of the footnotes required by accounting principles generally accepted in the United States of America. In our opinion, all adjustments
(consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended
March 31, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The accompanying consolidated financial statements and the notes thereto should be read in conjunction with our audited consolidated financial statements as of and for the year ended
December 31, 2004 contained in our Form 10-KSB.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of
NEO and ACE. All significant intercompany accounts and balances have been eliminated in consolidation.

Revenue Recognition

        Net revenues are recognized in the period when tests are performed and consist primarily of net patient revenues that are recorded based on established billing rates less estimated discounts for contractual allowances principally for patients covered by Medicare, Medicaid and managed care and other health plans. These revenues also are subject to review and possible audit by the payers. We believe that adequate provision has been made for any adjustments that may result from final determination of amounts earned under all the above arrangements. There are no known material claims, disputes or unsettled matters with any payers that are not adequately provided for in the accompanying consolidated financial statements.

Accounts Receivable and Allowance for Doubtful Accounts

        We record accounts receivable net of estimated and contractual discounts.
We provide for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. We estimate this allowance based on the aging of our accounts receivable and our historical collection experience for

                                      F-5

each type of payer. Bad debts are charged off to the allowance account at the time they are deemed uncollectible.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements include estimates related to contractual adjustments, and the allowance for doubtful accounts. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

NOTE B - LIQUIDITY

        Our consolidated financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2004, we had working capital and stockholders' deficits of approximately $822,000 and
$426,000 respectively. However, subsequent to December 31, 2004, we enhanced our working capital as we refinanced our short-term indebtedness of $740,000 included in current liabilities with indebtedness that does not mature until
March 31, 2007 (see Note C). We believe this debt facility, which allows for unsecured borrowings of $1,000,000 after April 30, 2005, and improving operations, will provide adequate capital to fund our operations and growth for
2005 and beyond. At March 31, 2005, we had a working capital surplus of $25,800.
As such, our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C - RELATED PARTY TRANSACTIONS

        During the first eight months of 2003, the executive offices of the Company shared space, on a rent-free basis, with Naples Women's Center ("NWC"), a company owned by Dr. Michael Dent, our Chairman of the Board. In addition, NWC provided bookkeeping services to the Company free of charge. An estimate of the fair market value of these services has been expensed and added to paid-in capital as a capital contribution.

        During 2001 and 2002, we borrowed approximately $117,332 from the Naples
Women's Center to meet our short-term cash needs. In 2003, we repaid approximately $58,666 of this amount, and in 2004, we repaid the remaining
$58,666, plus accrued interest at a rate of 8.0% per annum.

        During the period from December 2002 to April 2003, Steven C. Jones, one of our directors, advanced $32,000 under a short term bridge loan agreement. Mr.
Jones is a principal of Aspen Select Healthcare, LP (formerly known as MVP 3,
LP), which consummated debt and equity financing transactions with the Company on April 15, 2003 and refinanced the debt portion of the transaction on March
23, 2005. These advances, plus accrued interest at a rate of 8.0% per annum, were repaid to Mr. Jones on April 17, 2003.

        During the three months ending March 31, 2005, and 2004 and 2003, the
Company incurred consulting expenses from a director of $22,500 and $52,000, respectively, for various consulting work performed in connection with managing the financial affairs of the Company and acting as the Principle Financial Officer.

        On April 15, 2003, we entered into a revolving credit facility with MVP 3,
LP ("MVP 3"), a partnership controlled by certain of our shareholders. Under the terms of the agreement MVP 3, LP agreed to make available up to $1.5 million of debt financing with a stated interest rate of prime + 8% and such credit facility had an initial maturity of March 31, 2005. At December 31, 2004, we owed MVP 3, approximately $740,000 under this loan agreement, which is classified as "Due to affiliates" under the current liabilities section of our balance sheet. This obligation was repaid in full through a refinancing on March
23, 2005.

        On March 11, 2005 we entered into an agreement with HCSS, LLC and
eTelenext, Inc. to provide eTelenext, Inc's Accessioning Application, AP
Anywhere Application and CMQ Application. HCSS, LLC is a holding company created to build a small laboratory network for the 50 small commercial genetics laboratories in the United States. HCSS, LLC is owned 66.7% by Dr. Michael T.
Dent, our Chairman. By becoming the first customer of HCSS in the small

                                      F-6

laboratory network, the Company is saving approximately $152,000 in up front licensing fees. Under the terms of the agreement, the Company is required to pay
$22,500 over three months to customize this software and will pay an annual membership fee of $6,000 per year and monthly transaction fees of between $10.00
- $2.50 per completed test, depending on the volume of tests performed. The
eTelenext system is an elaborate laboratory information system (LIS) that is in use at many larger labs. By assisting in the formation of the small laboratory network, the Company will be able to increase the productivity of its technologists and have on-line links to other small labs in the network in order to better manage its workflow.

        On March 23, 2005, we entered into an agreement with Aspen Select
Healthcare, LP (formerly known as MVP 3, LP) to refinance our existing indebtedness of $740,000 and provide for additional liquidity of up to $760,000 to the Company. Under the terms of the agreement, Aspen Select Healthcare, LP
("Aspen"), a Naples, Florida-based private investment fund will make available up to $1.5 million of debt financing in the form of a revolving credit facility
(the "Credit Facility") with an initial maturity of March 31, 2007. Aspen is managed by its General Partner, Medical Venture Partners, LLC, which is controlled by a director of NeoGenomics. We incurred $53,587 of transaction expenses in connection with establishing the Credit Facility, which have been capitalized and are being amortized to interest expense over the term of the agreement.

        Under the terms of the Credit Facility, we are able to borrow up to 80% of
"eligible" accounts receivable, 50% of our net furniture and equipment balance, secured by substantially all of our assets, and up to $500,000 on an unsecured basis until April 30, 2005 and up to $1,000,000 on an unsecured basis after
April 30, 2005. The interest rate on the Credit Facility is prime + 6.0%, payable monthly in arrears. With respect to this agreement, we are subject to the following restrictive covenants: (i) we are not to incur indebtedness outside of this agreement in excess of $50,000 without written authorization of
Aspen, (ii) we cannot declare or pay any dividend on our common stock, and (iii)
we are also subject to other general covenants typical of an instrument of this kind. In addition, as a condition to these transactions, the Company, Aspen and certain individual shareholders agreed to amend and restate their shareholders'
agreement to provide that Aspen will have the right to appoint up to three of seven of our directors and one mutually acceptable independent director. We also amended and restated the Registration Rights Agreement with Aspen and certain individual shareholders, which grants to Aspen certain demand registration rights and which grants to all parties to the agreement, piggyback registration rights. As part of the Credit Facility transaction, the Company also issued to
Aspen a five year Warrant to purchase up to 2,500,000 shares of its common stock at an exercise price of $0.50/share (which we anticipate will result in us recording stock based interest expense in 2005 and beyond). We have accrued
$131,337 for the value of such Warrant as of the original commitment date as a discount to the face amount of the Credit Facility. The Company is amortizing such discount to interest expense over the 24 month of the Credit Facility.

NOTE D - EQUITY FINANCING TRANSACTIONS

        During 2004, we sold 3,040,000 shares of our common stock in a series of private placements at $0.25/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $740,000 after deducting certain transaction expenses. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors. As of March 31, 2005, the Company had not filed such resale registration statement with the SEC and is in breach of such provision under certain of the stock purchase agreements executed with third party investors. There were no penalties stipulated for failing to meet this registration deadline. The Company currently anticipates filing such resale registration statement shortly.

        On January 3, 2005, we issued 27,288 shares of common stock under the
Company's 2003 Equity Incentive Plan to two employees of the Company in satisfaction of $6,822 of accrued, but unpaid vacation.

        During the period January 3, 2005 to March 31, 2005, we sold 450,953 shares of our common stock in a series of private placements at $0.30/share and
$0.35/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $146,000. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors.

End of Financial Statements

                                      F-7

                     [Letterhead of Kingery & Crouse, P.A.]

REPORT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of NeoGenomics, Inc. and subsidiary:

We have audited the accompanying consolidated balance sheet of NeoGenomics, Inc.
and subsidiary (collectively the "Company"), as of December 31, 2004, and the
related consolidated statements of operations, stockholders' equity (deficit)
and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31,
2004, and the results of its operations and its cash flows for the years ended
December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Kingery & Crouse, P.A.

April 14, 2005
Tampa, FL

                                       F-8

                                NEOGENOMICS, INC.

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2004
________________________________________________________________________________

ASSETS

CURRENT ASSETS:
     Cash                                                     $     112,548
     Accounts receivable (net of allowance for doubtful
       accounts of $8,707)                                           56,491
     Inventory                                                       15,122
     Other                                                           12,121
          Total current assets                                      196,282

FURNITURE AND EQUIPMENT (net of accumulated depreciation of
    $137,313)                                                       393,036

OTHER ASSETS - Deposits                                               2,681

TOTAL                                                         $     591,999
                                                              ==============

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                                         $      96,210
     Accrued and other liabilities                                   72,444
     Deferred revenue                                               110,000
     Due to affiliates                                              740,000
          Total current liabilities                               1,018,654

STOCKHOLDERS' DEFICIT:
     Common stock, $.001 par value, (100,000,000 shares
        authorized; 21,539,416 shares issued and outstanding)        21,539
     Additional paid-in capital                                   9,603,664
     Deferred stock compensation                                    (28,620)
     Accumulated deficit                                        (10,023,238)
          Total stockholders' deficit                              (426,655)

TOTAL                                                         $     591,999
                                                              ==============

________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-9

                                NEOGENOMICS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
_________________________________________________________________________________

                                                    2004                2003

NET REVENUE                                   $      558,074       $     369,972

COST OF REVENUE                                      576,867             481,593

GROSS MARGIN (DEFICIT)                               (18,793)           (111,621)

OTHER OPERATING EXPENSES:
General and administrative                           710,771             382,711
Interest expense                                      89,421              41,431
   Total other operating expenses                    800,192             424,142

NET LOSS                                      $     (818,985)      $    (535,763)
                                              ===============      ==============

NET LOSS PER SHARE  - Basic and
   Diluted                                    $        (0.04)      $       (0.04)
                                              ===============      ==============

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING -
   Basic and Diluted                              19,901,028          14,385,009
                                              ===============      ==============

_________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-10

                                NEOGENOMICS, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

____________________________________________________________________________________________________________________________________

                                                  Common        Common    Additional    Deferred
                                                  Stock         Stock      Paid-In        Stock       Accumulated
                                                  Shares        Amount     Capital     Compensation     Deficit          Total

BALANCES, DECEMBER 31, 2002                      4,482,354     $  4,482   $ 8,687,353   $      -     $   (8,668,490)  $    23,345

Contribution of services and office space                -            -        30,345          -                  -        30,345
Common stock issuances                          13,927,062       13,927       125,344          -                  -       139,271
Transaction fees and expenses                            -            -       (27,800)         -                  -       (27,800)
Common stock issuance for service                   40,000           40         2,760          -                  -         2,800
Net loss                                                 -            -             -          -           (535,763)     (535,763)

BALANCES, DECEMBER 31, 2003                     18,449,416       18,449     8,818,002          -         (9,204,253)     (367,802)

Common stock issuances                           3,040,000        3,040       756,960          -                  -       760,000
Transaction fees and expenses                            -            -       (23,272)         -                  -       (23,272)
Options exercised                                   50,000           50          3450          -                  -         3,500
Warrants issued for services                             -            -         6,224          -                  -         6,224
Deferred stock compensation related to
  warrants issued for services                           -            -        42,300    (42,300)                 -             -
Amortization of deferred stock compensation              -            -             -     13,680                  -        13,680
Net loss                                                 -            -             -          -           (818,985)     (818,985)

BALANCES, DECEMBER 31, 2004                     21,539,416     $ 21,539   $ 9,603,664   $ 28,620     $  (10,023,238)  $  (426,655)
                                               ============    =========  ============  =========    ===============  ============
____________________________________________________________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-11

                                NEOGENOMICS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
________________________________________________________________________________

                                                       2004           2003

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                          $ (818,985)    $ (535,763)
 Adjustments to reconcile net loss to net cash
     used in operating activities:
  Depreciation                                         90,583         48,037
  Amortization of deferred stock compensation          13,680              -
  Stock based compensation and consulting               6,224              -
  Provision for bad debts                              28,959         16,378
  Other non-cash expenses                                   -         30,346
 Changes in assets and liabilities, net:
  (Increase) Decrease in accounts receivable, net     (21,589)       (40,158)
  (Increase) Decrease in Inventory                     (4,529)         8,713
  (Increase) Decrease in other current assets          (9,495)          (627)
  (Increase) Decrease in deposits                       4,540         (3,305)
  Increase (Decrease) in due to bank                        -        (13,518)
  Increase (Decrease) in deferred revenues                  -         10,000
  Increase (Decrease) in accounts payable and
     accrued and other liabilities                     52,479        (52,469)

   NET CASH USED IN OPERATING ACTIVITIES             (658,133)      (532,366)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment, net            (85,932)       (63,188)

   NET CASH USED IN INVESTING ACTIVITIES              (85,932)       (63,188)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from affiliates, net                        91,334        506,334
  Issuances of common stock for cash, net of
    transaction expenses                              740,228        114,271

   NET CASH PROVIDED BY FINANCING ACTIVITIES          831,562        620,605

NET INCREASE IN CASH AND CASH EQUIVALENTS              87,497         25,051

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR           25,051              -

CASH AND CASH EQUIVALENTS, END OF YEAR             $  112,548     $   25,051
                                                   ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid                                      $  119,777     $    9,456
                                                   ===========    ===========

Income taxes paid                                  $        -     $        -
                                                   ===========    ===========
________________________________________________________________________________

See notes to consolidated financial statements.

                                       F-12

                                NEOGENOMICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

NeoGenomics, Inc. ("NEO" or the "Subsidiary") was incorporated under the laws of the state of Florida on June 1, 2001 and on November 14, 2001 agreed to be acquired by American Communications Enterprises, Inc. ("ACE", or the "Parent").
ACE was formed in 1998 and succeeded to NEO's name on January 3, 2002 (NEO and
ACE collectively referred to as "we", "us", "our" or the "Company").

Through December 31, 2002, we were considered to be a development stage (as defined in Financial Accounting Standards Board Statement No. 7), company organized for the principal purpose of developing a genetic and molecular biology testing and genomic research center. We commenced our planned principal operations in 2003, which include operating a medical testing and research laboratory in Fort Myers, Florida. We currently market our services to major hospitals and doctors' practices principally in southern and central Florida.
However, we also have customers outside of the state of Florida.

On April 4, 2003, we amended our articles of incorporation to (1) effect a one-for-100 reverse split, (2) reduce the authorized number of common shares from 500,000,000 to 100,000,000, and (3) authorize 10,000,000 shares of preferred stock for future issuance, with such terms, restrictions and limitations as may be established by the Board of Directors.

As a result of the above, all references to the number of shares and par value in the accompanying consolidated financial statements and notes thereto have been adjusted to reflect the April 2003 reverse stock split as though all such changes had been completed as of June 1, 2001.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the
Parent and the Subsidiary. All significant intercompany accounts and balances have been eliminated in consolidation.

Revenue Recognition

Net revenues are recognized in the period when tests are performed and consist primarily of net patient revenues that are recorded based on established billing rates less estimated discounts for contractual allowances principally for patients covered by Medicare, Medicaid and managed care and other health plans.
These revenues also are subject to review and possible audit by the payers. We believe that adequate provision has been made for any adjustments that may result from final determination of amounts earned under all the above arrangements. There are no known material claims, disputes or unsettled matters with any payers that are not adequately provided for in the accompanying consolidated financial statements.

Accounts Receivable

We record accounts receivable net of estimated and contractual discounts. We provide for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. We estimate this allowance based on the aging of our accounts receivable and our historical collection experience for each type of payer. Bad debts are charged off to the allowance account at the time they are deemed uncollectible.

Concentrations of Credit Risk

We grant credit without collateral to our customers, most of whom are either covered by Medicare or insured under third-party payer agreements or are patients at hospitals whom we institutionally bill for services. As of December
31, 2004, approximately 37% and 13% of our receivables were from Medicare and
Naples Community Hospital System ("NCHS"), respectively.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

                                      F-13

liabilities at the date of the consolidated financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements include estimates related to contractual adjustments, and the allowance for doubtful accounts. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Financial Instruments

We believe the book value of our financial instruments included in our current assets and liabilities approximates their fair values due to their short-term nature.

Furniture and equipment

Furniture and equipment are stated at cost. Major additions are capitalized, while minor additions and maintenance and repairs, which do not extend the useful life of an asset, are expensed as incurred. Depreciation is provided using the straight-line method over the assets' estimated useful lives.

Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) 144, "Accounting for the
Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We evaluated our long-lived assets during 2004 and determined that they were not impaired at of December 31, 2004.

Income Taxes

We compute income taxes in accordance with Financial Accounting Standards
Statement No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109,
deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.
Temporary differences between financial and tax reporting arise primarily from the use of different depreciation methods for furniture and equipment.

Stock-Based Compensation

We account for equity instruments issued to employees for services based on the intrinsic value of the equity instruments issued and account for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

We have adopted Statement of Financial Accounting Standards No. 148 "Accounting
for Stock-Based Compensation - Transition and Disclosure" (SFAS No. 148). This
statement amends FASB statement No. 123, "Accounting for Stock Based
Compensation". It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock based compensation. It also amends the disclosure provisions of FASB statement No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS No. 123 and amended by
SFAS No. 148, we continue to apply the intrinsic value method under Accounting
Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to
Employees," to account for our stock-based employee compensation arrangements.

Statement of Cash Flows

For purposes of the statement of cash flows, we consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Net Loss Per Common Share

We compute loss per share in accordance with Financial Accounting Standards
Statement No. 128 "Earnings per Share" ("SFAS 128") and SEC Staff Accounting
Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding

                                      F-14

during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares outstanding as of December 31, 2004 and December 31, 2003, which consisted of employee stock options and certain warrants issued to consultants, were excluded from diluted net loss per common share calculations as of such date because they were anti-dilutive.

Recent Pronouncements

FIN 46 - Consolidation of Variable Interest Entities

In January 2003, the FASB issued FIN 46, (revised in December 2003 as FIN46R)
"Consolidation of Variable Interest Entities," which clarifies the application of Accounting Research Bulletin ("ARB") 51, Consolidated Financial Statements,
to certain entities (called variable interest entities) in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The disclosure requirements of this Interpretation are effective for all financial statements issued after January 31, 2003. The consolidation requirements apply to all variable interest entities created after January 31, 2003. In addition, public companies must apply the consolidation requirements to variable interest entities that existed prior to February 1, 2003 and remain in existence as of the beginning of annual or interim periods beginning after June 15, 2003. The adoption of FIN 46R had no impact on our financial statements as we do not have any variable interests in variable interest entities.

SFAS 150 - Accounting for Certain `Financial Instruments with Characteristics of
Both Liabilities and Equity

In May 2003, SFAS No. 150 "Accounting for Certain Financial Instruments with
Characteristics of Both Liabilities and Equity," was issued to establish new standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an entity classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. This statement was effective when issued for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for calendar year public companies for the third quarter of 2003.
The adoption of SFAS 150 had no impact on our financial statements.

SFAS 132 - Employers' Disclosures about Pensions and Other Postretirement
Benefits

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. Since we do have any types of pension plans or other postretirement benefits, the adoption of this Statement did not have an effect on our financial statements.

SFAS 123(R) `Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement
Number 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt
FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005, unless such date of adoption is delayed by the SEC. We intend to adopt FAS 123(R) when it becomes required to do so. Since the majority of options and warrants outstanding as of
December 31, 2004 were vested, we believe that the biggest impact from this change in accounting treatment will come from expensing newly awarded options and warrants (including options issued pursuant to the employment agreement discussed at Note F).

                                      F-15

SFAS 153 - Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after the June 15, 2005. The adoption of this statement did not have a material impact on our financial statements.

SFAS - 146 Accounting for Costs Associated with Exit or Disposal Activities

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task
Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee
Termination Benefits and Other Costs to Exit an Activity," under which a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 had no impact on our financial statements.

FIN- 45 Guarantor's Accounting and Disclosure Requirements for Guarantees,
Including Indirect Guarantees of Indebtedness of Others

In November 2002, the FASB issued FASB Interpretation ("FIN") 45 "Guarantor's
Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others," which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this
Interpretation are applied prospectively to guarantees issued or modified after
December 31, 2002. The adoption of these recognition provisions will result in recording liabilities associated with certain guarantees provided by us. The disclosure requirements of this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. FIN 45 has no impact on the Company's financial statements

NOTE B - LIQUIDITY

Our consolidated financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2004, we had working capital and stockholders' deficits of approximately $822,000 and
$426,000 respectively. However, subsequent to December 31, 2004, we enhanced our working capital as we replaced the due to affiliate of $740,000 included in current liabilities with indebtedness that does not mature until March 31, 2007
(see Note I). We believe this debt facility, which allows for unsecured borrowings of $1,000,000 after April 30, 2005, and improving operations, will provide adequate capital to fund our operations and growth for 2005 and beyond.
As such, our consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE C - PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2004:

Equipment                                          $ 486,739
Furniture & Fixtures                                  33,110
Leasehold Improvements                                10,500
         Subtotal                                    530,349

Less accumulated depreciation and amortization      (137,313)
Property and Equipment, net                        $ 393,036
                                                   ==========

                                      F-16

NOTE D - INCOME TAXES

We recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying consolidated statements of operations.
Accordingly, no provision for income taxes and/or deferred income taxes payable have been provided for in the accompanying consolidated financial statements.

Since our incorporation, we have incurred net operating losses for income tax purposes of approximately $2,150,000 (the significant difference between this amount, and our deficit of $10,023,000, arises primarily from certain stock based compensation that is considered to be a permanent difference). Because of certain "change in control" provisions of the Internal Revenue Code, a portion of these net operating loss carryforwards will be limited as they expire in various years through the year ended December 31, 2024. However, we have established a valuation allowance to fully reserve the related deferred income tax asset as such asset did not meet the required asset recognition standard established by SFAS 109.

At December 31, 2004 our net non-current deferred income tax asset (assuming an effective income tax rate of approximately 39%) consisted of the following:

Net non-current deferred income tax asset:               Amounts

Net operating loss carryforwards                       $   841,000
Accumulated depreciation                                   (76,000)
Less valuation allowance                                  (765,000)

Total                                                  $         -
                                                       ============

The income tax benefit consists of the following for the years ended December
31, 2004 and 2003:

                                                2004          2003

Current                                     $        -     $       -
Deferred                                       274,000       208,800
Change in valuation allowance                 (274,000)     (208,800)
                                            $        -     $       -
                                            ===========    ==========

                                       F-17

NOTE E - INCENTIVE STOCK OPTIONS AND AWARDS

Our 2003 Equity Incentive Plan provides for the granting of stock options and awards to officers, directors, employees and consultants. We are authorized to grant awards for up to 10% of our issued and outstanding common stock, which equated to 2,153,942 shares of our common stock as of December 31, 2004. As of
December 31, 2004, option and stock awards totaling 882,329 shares were outstanding and there were commitments to grant additional awards totaling
1,027,288 shares. Vesting and exercise price provisions are determined by the board of directors at the time the awards are granted.

The status of our stock options is summarized as follows:

                                          Number       Weighted
                                            Of          Average
                                          Shares    Exercise Price

Outstanding at December 31, 2002                 -    $      -

Granted                                  1,100,000        0.07
Exercised                                        -           -
Canceled                                         -           -
Outstanding at December 31, 2003         1,100,000        0.07

Granted                                    810,000        0.17
Exercised                                  (50,000)       0.07
Canceled                                  (977,671)       0.07
Outstanding at December 31, 2004           882,329    $   0.16
                                        ===========   ==========

Exercisable at December 31, 2004           432,329    $    0.07
                                        ===========   ==========

The following table summarizes information about the Company's options outstanding at December 31, 2004:

                                               Weighted Average
                                             Remaining Contractual                           Weighted
        Exercise           Number               Life (in years)         Options              Average
         Price           Outstanding                                  Exercisable         Exercise Price
        $ 0.07                 432,329                0.3                   432,329        $   0.07
        $ 0.23                  50,000                9.9                         -        $   0.23
        $ 0.25                 400,000                9.6                   100,000        $   0.25

                               882,329                                      532,329
                              =========                                    =========

We account for our stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock
Issued to Employees". Had our compensation expense for stock-based compensation plans been determined based upon fair values at the grant dates for awards under this plan in accordance with SFAS No. 123, "Accounting for Stock-Based
Compensation," our net loss and pro forma net loss per share amounts would have been reflected as follows:

                                       2004>             2003

Net loss:
    As reported                    $  (818,985)     $  (535,763)
                                   ============     ============
    Pro forma                      $  (848,777)     $  (557,763)
                                   ============     ============

Loss per share:
    As reported                    $     (0.04)     $     (0.04)
                                   ============     ============
    Pro forma                      $     (0.04)     $     (0.04)
                                   ============     ============

                                      F-18

The weighted average fair value of options granted during 2004, estimated on the date of grant using the Black-Scholes option-pricing model, was approximately
$0.05 per option share. The fair value of options granted was estimated on the date of the grants using the following approximate assumptions: dividend yield of 0%, expected volatility of 20.0%, risk-free interest rate of 3.5 to 4.0%
(depending on the date of issue), and an expected life of 5 years.

NOTE F - COMMITMENTS

During September 2002, we entered into an agreement to perform collaborative research with Ciphergen Biosystems ("Ciphergen"). If a patented product or service results from this research, the patenting party will be obligated to pay a 4% royalty to the other party. In addition, each of us are to own 50% of any inventions developed jointly as a result of this research. In October 2002,
Ciphergen awarded us with a $100,000 research grant, which we have agreed to use to purchase supplies, labor and equipment for the research. As of December 31,
2004, we have not performed any of the testing, or spent any of the $100,000;
accordingly, such amount has been recorded as deferred revenue in the accompanying consolidated balance sheet.

In August 2003, we entered into a three year lease for our laboratory facility.
The lease, which commenced on August 8, 2003, requires average monthly rental payments of approximately $6,000 during the lease term (including estimated operating and maintenance expenses and sales tax). The lease contains a provision that allows us to extend the lease for two terms of three years each.

Future minimum payments required are approximately as follows:

Years ending December 31,                            Amounts

2005                                                $  72,000
2006                                                   48,000
2007                                                        0
         Total                                      $ 120,000
                                                    =========

Rent expense for 2004 and 2003 approximated $73,103 and $46,350, respectively.

In October 2003, we entered into an employment agreement with Thomas H. White to be our Chief Executive Officer. The employment agreement had an initial term of three years; provided, however that either party could terminate the agreement by giving the other party sixty days written notice. The employment agreement specified an initial base salary of $100,000/year with salary increases and bonuses at the discretion of the compensation committee of the Board of
Directors. In addition, Mr. White was granted 900,000 Incentive Stock Options that had a ten year term so long as Mr. White remains an employee of the
Company. Mr. White's employment agreement also specified that in the event that
Mr. White was terminated without cause by the Company, the Company would pay Mr.
White's base salary and maintain his employee benefits for a period that is equal to one month for every full year of his employment by the Company (subject to a minimum of two months and a maximum of six months). On December 14, 2004, the Company notified Mr. White that it was terminating his employment and was providing the 60 day notice period specified in his agreement. Mr. White's effective date of termination with the Company was February 15, 2005, however, pursuant to his Employment Agreement, he is entitled to receive base pay and benefits through April 15, 2005. As a result of this termination, the Company has accrued $33,418 of severance expense on its financial statements as of
December 31, 2004. This accrual represents three and a half months of additional base pay and benefits up to April 15, 2005.

In December 2003, we received a $10,000 research grant from the Ovarian Cancer
Alliance of Florida. As part of this grant we have agreed to research the potential causes of Ovarian Cancer in a limited number of tissue samples. As of
December 31, 2004, we had not performed any of the research; accordingly, such amount has been recorded as deferred revenue in the accompanying consolidated balance sheet.

On December 14, 2004, we entered into an employment agreement with Robert P.
Gasparini to serve as our President and Chief Science Officer. The employment agreement has an initial term of three years, effective January 3, 2005;
provided, however that either party may terminate the agreement by giving the other party sixty days written notice. The employment agreement specifies an initial base salary of $150,000/year, with specified salary increases to
$185,000/year over the first 18 months of the contract. Mr. Gasparini is also entitled to receive cash bonuses for any given fiscal year in an amount equal to
15% of his base salary if he meets certain targets established by the Board of

                                      F-19

Directors. In addition, Mr. Gasparini was granted 1,000,000 Incentive Stock
Options that have a ten year term so long as Mr. Gasparini remains an employee of the Company (these options, which vest according to the passage of time and other performance-based milestones,will result in us recording stock based compensation expense beginning in 2005). Mr. Gasparini's employment agreement also specifies that he is entitled to four weeks of paid vacation per year and other health insurance and relocation benefits. In the event that Mr. Gasparini is terminated without cause by the Company, the Company has agreed to pay Mr.
Gasparini's base salary and maintain his employee benefits for a period of six months.

NOTE G- OTHER RELATED PARTY TRANSACTIONS

        During the first eight months of 2003, the executive offices of the Company shared space, on a rent-free basis, with Naples Women's Center ("NWC"), a company owned by Dr. Michael Dent, our Chairman of the Board. In addition, NWC provided bookkeeping services to the Company free of charge. An estimate of the fair market value of these services has been expensed and added to paid-in capital as a capital contribution.

        During 2001 and 2002, we borrowed approximately $117,332 from the Naples
Women's Center to meet our short-term cash needs. In 2003, we repaid approximately $58,666 of this amount, and in 2004, we repaid the remaining
$58,666, plus accrued interest at a rate of 8.0% per annum.

        During the period from December 2002 to April 2003, Steven C. Jones, one of our directors, advanced $32,000 under a short term bridge loan agreement. Mr.
Jones is a principal of Aspen Select Healthcare, LP (formerly known as MVP 3,
LP), which consummated debt and equity financing transactions with the Company on April 15, 2003 and refinanced the debt portion of the transaction on March
23, 2005. These advances, plus accrued interest at a rate of 8.0% per annum, were repaid to Mr. Jones on April 17, 2003.

        During 2004 and 2003, the Company paid a director $72,500 and $52,000, respectively, in cash for various consulting work performed connection with assisting in organizing and managing the financial affairs of the Company.

        On April 15, 2003, we entered into a revolving credit facility with MVP 3,
LP ("MVP 3"), a partnership controlled by certain of our shareholders. Under the terms of the agreement MVP 3, LP agreed to make available up to $1.5 million of debt financing with a stated interest rate of prime + 8% and such credit facility had an initial maturity of March 31, 2005. At December 31, 2004, we owed MVP 3, approximately $740,000 under this loan agreement, which is classified as "Due to affiliates" under the current liabilities section of our balance sheet. This obligation was repaid in full through a refinancing on March
23, 2005.

NOTE H - EQUITY FINANCING TRANSACTIONS

During 2004, we sold 3,040,000 shares of our common stock in a series of private placements at $0.25/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $740,000 after deducting certain transaction expenses. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors. As of March 31, 2005, the Company had not filed such resale registration statement with the SEC and is in breach of such provision under certain of the stock purchase agreements executed with third party investors. There were no penalties stipulated for failing to meet this registration deadline. The Company currently anticipates filing such resale registration statement shortly.

NOTE I - SUBSEQUENT EVENTS

On March 23, 2005, we entered into an agreement with Aspen Select Healthcare, LP
(formerly known as MVP 3, LP) to refinance our existing indebtedness of $740,000 and provide for additional liquidity of up to $760,000 to the Company. Under the terms of the agreement, Aspen Select Healthcare, LP ("Aspen"), a Naples,
Florida-based private investment fund will make available up to $1.5 million of debt financing in the form of a revolving credit facility (the "Credit
Facility") with an initial maturity of March 31, 2007. Aspen is managed by its
General Partner, Medical Venture Partners, LLC, which is controlled by a director of NeoGenomics.

Under the terms of the Credit Facility, we are able to borrow up to 80% of
"eligible" accounts receivable, 50% of our net furniture and equipment balance, secured by substantially all of our assets, and up to $500,000 on an unsecured basis until April 30, 2005 and up to $1,000,000 on an unsecured basis after
April 30, 2005. The interest rate on the Credit Facility is prime + 6.0%,

                                      F-20

payable monthly in arrears. With respect to this agreement, we are subject to the following restrictive covenants: (i) we are not to incur indebtedness outside of this agreement in excess of $50,000 without written authorization of
Aspen, (ii) we cannot declare or pay any dividend on our common stock, and (iii)
we are also subject to other general covenants typical of an instrument of this kind. In addition, as a condition to these transactions, the Company, Aspen and certain individual shareholders agreed to amend and restate their shareholders'
agreement to provide that Aspen will have the right to appoint up to three of seven of our directors and one mutually acceptable independent director. We also amended and restated the Registration Rights Agreement with MVP 3 LP and certain individual shareholders, which grants to Aspen certain demand registration rights and which grants to all parties to the agreement, piggyback registration rights. As part of the Credit Facility transaction, the Company also issued to
Aspen a five year Warrant to purchase up to 2,500,000 shares of its common stock at an exercise price of $0.50/share (which we anticipate will result in us recording stock based interest expense in 2005 and beyond).

During the period January 3, 2005 to March 31, 2005, we sold 450,953 shares of our common stock in a series of private placements at $0.30/share and
$0.35/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $146,000. Under the terms of the stock purchase agreements used in these transactions, the Company agreed to use its reasonable best efforts to file with the SEC within 180 days of any transaction, and to cause to be declared effective thereafter, a resale registration statement which includes the shares purchased by such third party investors.

On January 3, 2005, we issued 27,288 shares of common stock under the Company's
2003 Equity Incentive Plan to two employees of the Company in satisfaction of
$6,822 of accrued, but unpaid vacation.

End of Financial Statements

                                      F-21

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about
NeoGenomics, Inc. except the information or representations
contained in this prospectus. You should not rely on any
additional information or representations if made.

This  prospectus  does not constitute an offer to sell, or                       ______________________
a solicitation of an offer to buy any securities:
                                                                                       PROSPECTUS
     o   except   the   common   stock   offered  by  this                       ______________________
         prospectus;

     o   in  any   jurisdiction  in  which  the  offer  or
         solicitation is not authorized;

     o   in any  jurisdiction  where  the  dealer or other                 10,000,000 Shares of Common Stock
         salesperson  is not  qualified  to make the offer
         or solicitation;

     o   to any person to whom it is  unlawful to make the                         NEOGENOMICS, INC.
         offer or solicitation; or

     o   to  any  person  who  is  not  a  United   States
         resident  or who is outside the  jurisdiction  of
         the United States.

The delivery of this prospectus or any  accompanying  sale                       ____________ __, 2005
does not imply that:

     o   there  have been no  changes  in the  affairs  of
         NeoGenomics,   Inc.   after   the  date  of  this
         prospectus; or

     o   the  information  contained in this prospectus is
         correct after the date of this prospectus.
                 _______________________

Until _________, 2005, all dealers effecting transactions
in the registered securities, whether or not
participating in this distribution, may be required to
deliver a prospectus. This is in addition to the
obligation of dealers to deliver a prospectus when acting
as underwriters.

                                      II-1

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Articles of Incorporation eliminate liability of its directors and officers for breaches of fiduciary duties as directors and officers, except to the extent otherwise required by the Nevada Revised Statutes and where the breach involves intentional misconduct, fraud, or a knowing violation of the law.

        Nevada Revised Statutes 78.750, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to any action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

        To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

        Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        o By the stockholders;

        o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

        o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

        o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

        o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

        o To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-2

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

  Securities and Exchange Commission Registration Fee       $        471.00
  Printing and Engraving Expenses                           $      2,500.00
  Accounting Fees and Expenses                              $     15,000.00
  Legal Fees and Expenses                                   $     50,000.00
  Miscellaneous                                             $     17,029.00

     TOTAL                                                  $     85,000.00

ITEM 26. SALES OF UNREGISTERED SECURITIES

        During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

        In 2002, we issued 222,385 shares of common stock in exchange for employment and consulting services valued at $229,021, and 210,000 shares of common stock in exchange for the cancellation of $700,000 in cash advances from
Tampa Bay Financial, Inc. All of the stock was issued to a small group of sophisticated investors in a transaction that the Company believes was exempt from registration under Rule 506 promulgated under the Securities Act of 1933.

        In April 2003, we issued 13,927,062 shares of common stock to MVP 3, LP and three individuals who are principals of MVP 3, LP in exchange for $139,271. This transaction involved the issuance of unregistered stock to accredited investors in transactions that we believed were exempt from registration under Section
4(2) of the Securities Act of 1933.

        During 2004, we sold 3,040,000 shares of our common stock in a series of private placements at $0.25/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $740,000 after deducting certain transaction expenses. These transactions involved the issuance of unregistered stock to accredited investors in transactions that we believed were exempt from registration under Rule 506 promulgated under the
Securities Act of 1933.

        On January 3, 2005, we issued 27,288 shares of common stock under the
Company's 2003 Equity Incentive Plan to two employees of the Company in satisfaction of $6,822 of accrued, but unpaid vacation.

        On March 23, 2005, the Company entered into a Loan Agreement with Aspen
Select Healthcare, LP ("Aspen") to provide up to $1.5 million of indebtedness pursuant to a credit facility (the "Credit Facility"). As part of the Credit
Facility transaction, the Company also issued to Aspen a five year Warrant to purchase up to 2,500,000 shares of its common stock at an exercise price of
$0.50/share.

        During the period January 1, 2005 to March 31, 2005, we sold 450,950 shares of our common stock in a series of private placements at $0.30/share and
$0.35/share to unaffiliated third party investors. These transactions generated net proceeds to the Company of approximately $146,000. These transactions involved the issuance of unregistered stock to accredited investors in transactions that we believed were exempt from registration under Rule 506 promulgated under the Securities Act of 1933.

        On May 25, 2005, we sold 71,429 shares of our common stock in a private placement at $0.35/share to an unaffiliated third party investor. This transaction generated net proceeds to the Company of $25,000. This transaction involved the issuance of unregistered stock to an accredited investor in a transaction that we believe was exempt from registration under Rule 506 promulgated under the Securities Act of 1933.

        On June 6, 2005, the Company entered into a Standby Equity Distribution
Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity
Distribution Agreement, the Company may, at its discretion, periodically sell to
Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby
Equity Distribution Agreement, Cornell Capital Partners, LP will pay the Company
98% of, or a 2% discount to, the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners will retain 5% of each

                                      II-3

advance under the Standby Equity Distribution Agreement. In connection with the
Standby Equity Distribution Agreement, Cornell Capital Partners received 381,888 shares of common stock from the Company on June 6, 2005 as a commitment fee in the amount of $140,000 under the Standby Equity Distribution Agreement and
Cornell Capital Partners will receive an additional commitment fee in the form of a $50,000 promissory note on the earlier of (i) June 6, 2006, or (ii) the date the Company receives advances under the Standby Equity Distribution
Agreement in an amount greater than or equal to $2,500,000. The Company also engaged a placement agent to advise the Company in connection with the Standby
Equity Distribution Agreement. The placement agent was paid a fee of $10,000 by the issuance of 27,278 shares of the Company's common stock on June 6, 2005, under the Standby Equity Distribution Agreement.

        Unless otherwise specified above, the Company believes that all of the above transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, since (a)
each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his/her/its own account and not with a view to distribution;
(c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Securities
Act of 1933, as amended; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement needed to be in effect prior to such issuances.

        ITEM 26. EXHIBITS

Exhibit No.      Description of Exhibit                                       Location

                                                                              Incorporated by reference to the Company's
                                                                              Registration Statement on Form SB-2 as filed with
                                                                              the United States Securities and Exchange
3.1              Articles of Incorporation, as amended                        Commission on February 10, 1999

                                                                              Incorporated by reference to the Company's on Form
3.2              Amendment to Articles of Incorporation filed with the        10-KSB as filed with the United States Securities
                 Nevada Secretary of State on January 3, 2002.                and Exchange Commission on May 20, 2003

                                                                              Incorporated by reference to the Company's Form
3.3              Amendment to Articles of Incorporation filed with the        10-KSB as filed with the United States Securities
                 Nevada Secretary of State on April 11, 2003.                 and Exchange Commission on May 20, 2003
                                                                              Incorporated  by  reference to the  Company's  Form
                                                                              10-QSB as filed with the United  States  Securities
3.4              Amended and Restated Bylaws, dated October 14, 2003.         and Exchange Commission on November 14, 2003

                                                                              Incorporated by reference to the Company's Form
3.5              NeoGenomics, Inc. 2003 Equity Incentive Plan                 10-QSB as filed with the United States Securities
                                                                              and Exchange Commission on November 14, 2003

5.1              Opinion of Counsel                                           Provided herewith

                                                                              Incorporated by reference to the Company's on Form
10.1             Loan Agreement between NeoGenomics, Inc. and Aspen Select    8-K as filed with the United States Securities and
                 Healthcare, L.P. dated March 23, 2005                        Exchange Commission on March 30, 2005

                 Amended and Restated Registration Rights Agreement between   Incorporated by reference to the Company's on Form
10.2             NeoGenomics, Inc. and Aspen Select Healthcare, L.P. and      8-K as filed with the United States Securities and
                 individuals dated March 23, 2005                             Exchange Commission on March 30, 2005

                                                                              Incorporated by reference to the Company's on Form
10.3             Guaranty of NeoGenomics, Inc., dated March 23, 2005          8-K as filed with the United States Securities and
                                                                              Exchange Commission on March 30, 2005

                                      II-4

                 Stock Pledge Agreement between NeoGenomics, Inc. and Aspen   Incorporated by reference to the Company's on Form
10.4             Select Healthcare, L.P., dated March 23, 2005                8-K as filed with the United States Securities and
                                                                              Exchange Commission on March 30, 2005

                                                                              Incorporated by reference to the Company's on Form
10.5             Warrants issued to Aspen Select Healthcare, L.P., dated      8-K as filed with the United States Securities and
                 March 23, 2005                                               Exchange Commission on March 30, 2005

                                                                              Incorporated by reference to the Company's on Form
10.6             Security Agreement between NeoGenomics, Inc. and Aspen       8-K as filed with the United States Securities and
                 Select Healthcare, L.P., dated March 23, 2005                Exchange Commission on March 30, 2005

                                                                              Incorporated by reference to the Company's on Form
10.7             Employment Agreement, dated December 14, 2004, between Mr.   10-KSB  as filed with the United States Securities
                 Robert P. Gasparini and the Company                          and Exchange Commission on April 15, 2005

                                                                              Incorporated by reference to the Company's on Form
10.8             Standby Equity Distribution Agreement with Cornell Capital   8-K as filed with the United States Securities and
                 Partners, LP dated June 6, 2005                              Exchange Commission on June 8, 2005

                 Registration Rights Agreement with Cornell Capital           Incorporated by reference to the Company's on Form
10.9             Partners, LP related to the Standby Equity Distribution      8-K as filed with the United States Securities and
                 dated June 6, 2005                                           Exchange Commission on June 8, 2005

                 Placement Agent Agreement with Spartan Securities Group,     Incorporated by reference to the Company's on Form
10.10            Ltd., related to the Standby Equity Distribution dated       8-K as filed with the United States Securities and
                 June 6, 2005                                                 Exchange Commission on June 8, 2005

                                                                              Incorporated by reference to the Company's on Form
14.1             NeoGenomics, Inc. Code of Ethics for Senior Financial        10-KSB  as filed with the United States Securities
                 Officers and the Principal Executive Officer                 and Exchange Commission on April 15, 2005

23.1             Consent of Burton, Bartlett & Glogovac                       Incorporated by reference to Exhibit 5.1.

23.2             Consent of Kingery & Crouse, P.A.                            Incorporated by reference to Exhibit 23-2.

                                      II-5

Item 28. Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Sections 10(a)(3) of the
Securities Act of 1933 (the "Act");

                (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the
Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) Include any additional or changed material information on the plan of distribution;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-6

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 15, 2005.

Date:    July 15, 2005                   NEOGENOMICS, INC.

                                         By:      /s/ Robert P. Gasparini
                                         Name:    Robert P. Gasparini
                                         Title:   President, Chief Executive Officer and Director

                                         By:      /s/ Steven C. Jones
                                         Name:    Steven C. Jones
                                         Title:   Acting Principal Financial Officer

        In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures                    Title                       Date

/s/ Michael T. Dent           Chairman of the Board       July 15, 2005
Michael T. Dent, M.D.

/s/ Thomas D. Conrad          Director                    July 15, 2005
Thomas D. Conrad, PhD.

/s/ Robert P. Gasparini       Director                    July 15, 2005
Robert P. Gasparini

/s/ Steven C. Jones           Director                    July 15, 2005
Steven C. Jones

/s/ George G. O'Leary         Director                    July 15, 2005
George G. O'Leary

/s/ Peter M. Peterson         Director                    July 15, 2005
Peter M. Peterson

                                      II-7